                                                                    EXHIBIT 99.5

                             COMPETITIVE ADVANCE AND
                REVOLVING CREDIT FACILITY AGREEMENT (FACILITY B)


                  THIS COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT (FACILITY B) dated as of June 27, 1997, among:

                  (a) SERVICE CORPORATION INTERNATIONAL, a Texas corporation (the "Company");

                  (b) 611102 Saskatchewan Ltd., a Saskatchewan corporation, and Service Corporation International Australia Pty Limited, a company limited by shares incorporated in South Australia (collectively, the "Initial Borrowing Subsidiaries"), and each other "Borrowing Subsidiary", as herein defined, that becomes party hereto;

                  (c) the banks and other financial institutions named under the caption "Banks" on the signature pages hereof (such banks together with each other Person who becomes a Bank pursuant to Section 9.11, collectively, the "Banks");

                  (d) THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Banks (in such capacity together with any other Person who becomes the Administrative Agent pursuant to Section 7.06, the "Administrative Agent"); and

                  (e) BANK OF AMERICA ILLINOIS, CITIBANK N.A., NATIONSBANK, N.A., ROYAL BANK OF CANADA, SOCIETE GENERALE, and UNION BANK OF SWITZERLAND (collectively, the "Co-Agents").


                             PRELIMINARY STATEMENT

                  The Company has requested that the Banks extend a credit facility to the Company and the Borrowing Subsidiaries in order to enable the Company and the Borrowing Subsidiaries to borrow on a revolving credit basis on and after the date hereof, on the terms and conditions set forth herein, a principal amount not in excess of $700,000,000 at any time outstanding. The Company has also requested that the Banks provide a procedure pursuant to which each Bank may, on an uncommitted basis, bid up to the full amount of the Total Commitment (as herein defined), regardless of such Bank's individual Commitment, on borrowings by the Company and the Borrowing Subsidiaries thereunder. The proceeds of all such borrowings are to be used for general corporate purposes of the Borrowers including credit support for the Company's commercial paper program. The Banks are willing to extend such credit to the Company and the Borrowing



FACILITY B

Subsidiaries on the terms and subject to the conditions herein set forth. Accordingly, the Company, the Borrowing Subsidiaries, the Banks and the Administrative Agent agree as follows:


                                    ARTICLE I

                 DEFINITIONS, ACCOUNTING TERMS AND CONSTRUCTION

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "ABR Borrowing" means a Borrowing comprised of ABR Loans.

                  "ABR Loan" means any Committed Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                  "Acquisition" means the acquisition by the Company or any of its Subsidiaries of a business, including any assets, leases and liabilities (contingent or otherwise) related thereto, either by the cash purchase of stock or assets or by an exchange or issuance of securities (including merger) or assumption of liabilities or by a combination thereof.

                  "Administrative Agent" has the meaning specified in the introduction to this Agreement.

                  "Administrative Questionnaire" means an Administrative Questionnaire in the form of Exhibit 1.01A, which each Bank shall complete and provide to the Administrative Agent and the Company.

                  "Affiliate" means, when used with respect to any Person, any other Person which controls or is controlled by or is under common control with such Person. As used in this definition, "control" means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or ownership interests, by contract or otherwise).

                  "Agent's Fee Letter" means the fee letter agreement dated April 29, 1997 between the Company and the Administrative Agent.

                  "Aggregate Competitive Loan Exposure" means the aggregate amount of the Banks' Competitive Loan Exposures.



FACILITY B
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                  "Aggregate Outstanding Dollar Revolving Extensions of Credit"
means as to any Bank at any time, the aggregate principal amount of all Committed Loans made by such Bank then outstanding.

                  "Aggregate Revolving Credit Exposure" means the aggregate amount of the Banks' Revolving Credit Exposures.

                  "Agreement" means this Competitive Advance and Revolving Credit Facility Agreement (Facility B).

                  "Agreement Currency" has the meaning assigned to such term in
Section 9.17.

                  "Alternate Base Rate" means, for any date, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. "Prime Rate" means, as of a particular date, the prime rate most recently determined by the Administrative Agent at the Principal Office, automatically fluctuating upward and downward with and at the time specified in each such announcement without notice to any Borrower or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer. "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination, made in good faith, shall create a rebuttable presumption that the same is accurate) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Creditor" has the meaning specified in Section
9.17.

                  "Applicable Differential" means, on any date, with respect to a Eurodollar Committed Borrowing, the applicable differential for such Borrowing set forth below based upon the rating applicable on such date to the Index Debt:



FACILITY B
                                       -3-
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
                  Eurodollar Committed
                  Loan Differential
                  (in 1/100 of 1% per annum)
                  --------------------------

         Category 1
         A or higher by S&P; or A2 or higher
                  by Moody's                         13.0

         Category 2
         Lower than A and equal to or higher
         than BBB + by S&P; or lower than
         A2 and equal to or higher than Baa1
                  by Moody's                         14.0

         Category 3
         BBB by S&P; or Baa2
                  by Moody's                         20.0

         Category 4
         BBB - or lower by S&P; or Baa3 or
                  lower by Moody's                   25.0

For purposes of the foregoing, (a) if neither Moody's nor S&P shall have in effect a rating for the Index Debt, then both such rating agencies will be deemed to have established ratings for the Index Debt in Category 4; (b) if only one of S&P and Moody's shall have in effect a rating for the Index Debt, the Company and the Banks will negotiate in good faith to agree upon another rating agency to be substituted by an amendment to this Agreement for the rating agency which shall not have a rating in effect, and, pending the effectiveness of such amendment, the Applicable Differential will be determined by reference to the available rating; (c) if the ratings established or deemed to have been established by S&P and Moody's shall fall within different Categories, the Applicable Differential shall be determined by reference to the superior (or numerically lower) Category; and (d) if any rating established or deemed to have been established by S&P or Moody's shall be changed (other than as a result of a change in the rating system of either Moody's or S&P), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each change in the Applicable Differential shall apply to all Eurodollar Committed Loans that are outstanding at any time during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either S&P or Moody's shall change prior to the Maturity Date, the Company and the Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.



FACILITY B
                                       -4-
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                  "Applicable Fee Percentage" means, on any date, with respect to the Total Commitment, the applicable percentage set forth below based upon the rating applicable on such date to the Index Debt:

                  Applicable Fee Percentage
                  in 1/100 of 1% per annum
                  ------------------------


         Category 1
         A or higher by S&P; or A2 or higher
                  by Moody's                           7.0

         Category 2
         Lower than A and equal to or higher
         than BBB + by S&P; or lower than
         A2 and equal to or higher than Baa1
                  by Moody's                           8.0

         Category 3
         BBB by S&P; or Baa2
                  by Moody's                          10.0

         Category 4
         BBB- or lower by S&P; or Baa3 or
                  lower by Moody's                    15.0

For purposes of the foregoing, (a) if neither Moody's nor S&P shall have in effect a rating for the Index Debt, then both such rating agencies will be deemed to have established ratings for the Index Debt in Category 4; (b) if only one of S&P and Moody's shall have in effect a rating for the Index Debt, the Company and the Banks will negotiate in good faith to agree upon another rating agency to be substituted by an amendment to this Agreement for the rating agency which shall not have a rating in effect, and, pending the effectiveness of such amendment, the Applicable Fee Percentage will be determined by reference to the available rating; (c) if the ratings established or deemed to have been established by S&P and Moody's shall fall within different Categories, the Applicable Fee Percentage shall be determined by reference to the superior (or numerically lower) Category; and (d) if any rating established or deemed to have been established by S&P or Moody's shall be changed (other than as a result of a change in the rating system of either S&P or Moody's), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each change in the Applicable Fee Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of either S&P or Moody's shall change prior to the Maturity Date, the Company and the Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.



FACILITY B
                                       -5-
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                  "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of an ABR Loan or a Fixed Rate Loan denominated in Dollars, such Bank's Eurocurrency Lending Office in the case of a Eurocurrency Loan and such Bank (or its Affiliate, branch or agency, as specified by such Bank) in the case of a Foreign Currency Loan.

                  "Assignment and Acceptance" has the meaning specified in
Section 9.11(c).

                  "Assurance" means, as to any Person, any guaranty or other contingent liability of such Person (other than any endorsement for collection or deposit in the ordinary course of business) including, without limitation, contingent liabilities as an account party in respect of letters of credit, direct or indirect, with respect to any obligation of another Person, through an agreement or otherwise, including (a) any endorsement or discount with recourse or other undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligation and (b) any agreement
(i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligation, (ii) to purchase, sell or lease property, products, materials or supplies, or transportation or services, in order to enable such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or non-delivery of the property, products, materials or supplies or transportation or services or (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in order to enable such Person to satisfy any obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition for the benefit of the holder of any such obligation. Notwithstanding the foregoing, the term "Assurance" shall not include any guaranty or other contingent liability, direct or indirect, with respect to (u) bonds, indemnity agreements and similar arrangements which are provided to assure that the Company and its Subsidiaries fully perform their obligations regarding prearranged funeral services and goods and/or construction of burial facilities, (v) obligations of a Person acquired, or of a business which has been acquired, in an Acquisition, provided that such obligations arose prior to such Acquisition and were not created, incurred or assumed in contemplation thereof, (w) obligations of a Subsidiary arising from an Acquisition, (x) any duly authorized registered guaranty of the Company of a promissory note of its Subsidiary issued or to be issued with respect to an Acquisition in accordance with an Indenture dated as of May 1, 1970, executed and delivered between the Company and TCB, as Trustee, (y) Letters of Credit, or
(z) obligations of the Company under the Enhancement Agreements. In no event shall any unfunded commitment extended by Provident in the ordinary course of its business of extending financing to the death care industry be considered an Assurance and the loans and advances made by Provident pursuant to any such commitment shall constitute investments and not Assurances. The amount of any Assurance shall be equal to the outstanding amount of the obligation directly or indirectly guaranteed (to the full extent of the obligation in respect of which such Assurance is given or the maximum liability in respect of such Assurance of the Person giving the same, whichever shall be less).



FACILITY B
                                       -6-
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                  "Assured Obligation" means, as to any Person, any amount
guaranteed or otherwise supported by such Person pursuant to an Assurance.

                  "Australian Addendum" means the Foreign Currency Addendum, dated as of the date hereof, between the Company, Service Corporation International Australia Pty Limited, and the Foreign Currency Agent and the Foreign Currency Banks named therein.

                  "Available Commitment" means as to any Bank, at any time of determination, an amount equal to such Bank's Commitment at such time minus such Bank's Revolving Credit Exposure at such time.

                  "Bank of America" means Bank of America National Trust and Savings Association.

                  "Banks" has the meaning specified in the introduction to this Agreement.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States.

                  "Borrowers" means the Company and the Borrowing Subsidiaries.

                  "Borrowing" means a Loan or group of Loans of a single Type and currency made by the Banks (or, in the case of a Competitive Borrowing, by the Bank or Banks whose Competitive Bids have been accepted pursuant to Section 2.03) on a single date and as to which a single Interest Period is in effect.

                  "Borrowing Date" means, with respect to each Borrowing made pursuant to Section 2.03 or Section 2.04, the Business Day upon which the proceeds of such Borrowing are to be made available to a Borrower.

                  "Borrowing Subsidiary" means each Initial Borrowing Subsidiary and any other Wholly-owned Subsidiary of the Company (other than an Inactive Subsidiary) designated as a Borrowing Subsidiary by the Company pursuant to
Section 2.22.

                  "Borrowing Subsidiary Counterpart" has the meaning specified in Section 2.22.

                  "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of New York or Texas or other day on which banks in New York City or in Houston, Texas are required or authorized by law to close; provided, however, that, when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in Dollars or the relevant Foreign Currency in the London interbank market.



FACILITY B
                                       -7-
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                  "Calculation Date" means the last Business Day of each
calendar week.

                  "Canadian Addendum" means the Foreign Currency Addendum, dated as of the date hereof, between the Company, 611102 Saskatchewan Limited, and the Foreign Currency Agent and the Foreign Currency Banks named therein.

                  "Capital Lease" means, as to any Person, any lease in respect of which the obligations of such Person constitute Capitalized Lease Obligations.

                  "Capitalized Lease Obligations" means, as to any Person, all lease obligations which shall have been or should be, in accordance with GAAP, capitalized on the books of such Person.

                  "Chase" means The Chase Manhattan Bank, a New York banking corporation and the successor to Chemical Bank, a New York banking corporation.

                  "Co-Agents" has the meaning specified in the introduction to this Agreement.

                  "Code" means the Internal Revenue Code of 1986 and the regulations promulgated thereunder.

                  "Commitment" means, with respect to each Bank, the amount set forth beneath the name of such Bank on the signature pages hereof (or, as to any Person that becomes a Bank after the Execution Date, on the signature page of the Assignment and Acceptance executed by such Person), as such amount may be permanently terminated or reduced from time to time pursuant to Section 2.12,
Section 2.14, Section 2.15 or Section 9.11, and as such amount may be increased from time to time by assignment or assumption pursuant to Section 2.14, Section
2.15 or Section 9.11. The Commitment of each Bank shall automatically and permanently terminate on the Maturity Date.

                  "Committed Borrowing" means a borrowing consisting of concurrent Committed Loans from each of the Banks pursuant to Section 2.04 distributed ratably among the Banks in accordance with their respective Available Commitments or resulting from a conversion or continuation of an existing Committed Borrowing pursuant to Section 2.06.

                  "Committed Borrowing Request" has the meaning specified in
Section 2.04.

                  "Committed Loans" means the revolving loans made by the Banks to the Company pursuant to Section 2.04. Each Committed Loan shall be a Eurodollar Committed Loan or an ABR Loan. The term "Committed Loan" shall not include any Foreign Currency Revolving Loan.

                  "Communications" has the meaning specified in Section 9.02.

                  "Company" has the meaning specified in the introduction to this Agreement.



FACILITY B
                                       -8-
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                  "Company Financials" has the meaning specified in Section
4.07.

                  "Competitive Bid" means an offer by a Bank to make a Competitive Loan pursuant to Section 2.03.

                  "Competitive Bid Rate" means, as to any Competitive Bid made by a Bank pursuant to Section 2.03(b), (i) in the case of a Eurocurrency Competitive Loan, the Margin (which will be added to or subtracted from the IBO
Rate), and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest, in each case, offered by the Bank making such Competitive Bid.

                  "Competitive Bid Request" means a request for Competitive Bids made pursuant to Section 2.03 in the form of Exhibit 2.03A.

                  "Competitive Borrowing" means a borrowing consisting of a Competitive Loan or concurrent Competitive Loans from each Bank whose Competitive Bid as all or as a part of such borrowing, as the case may be, has been accepted by a Borrower under the bidding procedure described in Section 2.03.

                  "Competitive Loan" means a Loan from a Bank to a Borrower pursuant to the bidding procedure described in Section 2.03, and shall be either a Eurocurrency Competitive Loan or a Fixed Rate Loan, and shall include a Competitive Loan denominated in a Foreign Currency.

                  "Competitive Loan Exposure" means, with respect to any Bank at any time, the sum of the aggregate principal amount of all outstanding Competitive Loans made by such Bank denominated in Dollars and the Dollar Equivalent of all outstanding Competitive Loans made by such Bank denominated in Foreign Currencies.

                  "Consolidated Assets" means, as to any Person, total consolidated assets (including assets subject to Capital Leases) of such Person and of its Consolidated Subsidiaries, as determined in accordance with GAAP.

                  "Consolidated Debt" means the Debt of the Company and its Consolidated Subsidiaries.

                  "Consolidated Net Income" means consolidated net income (after taxes) of the Company and its Consolidated Subsidiaries determined in accordance with GAAP.

                  "Consolidated Subsidiary" means, with respect to any Person, each Subsidiary of such Person the accounts of which are or should be consolidated with the accounts of such Person in reporting the consolidated financial statements of such Person in accordance with GAAP.



FACILITY B

                  "Debt" means, when used with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (excluding, however, Letter of Credit Obligations of such Person), (b) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (c) all Capitalized Lease Obligations of such Person, (d) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other similar agreements and arrangements (the amount of any such obligation to be the amount that would be payable upon the acceleration, termination or liquidation thereof), (e) liabilities in respect of unfunded vested benefits under Plans, and (f) all Debt of such Person referred to in clause (a), (b) (c) or (d) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise to be secured by) any Lien upon or interest in property (including accounts and general intangibles, as such terms are defined in the Uniform Commercial Code in effect in the State of New York) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt. For purposes of this Agreement, the term "Debt" shall exclude (i) Operating Lease Obligations and (ii) obligations in respect of agreements and arrangements described in clause (d) above to the extent (and only to the extent) such agreements and arrangements are entered into to protect such Person and its Subsidiaries against interest rate and exchange rate risks related to their respective businesses, and not for speculative purposes.

                  "Default" means the occurrence of any event which with the giving of notice or the passage of time or both could become an Event of Default.

                  "Document" has the meaning specified in Section 8.02.

                  "Dollar Borrowing" means a Borrowing comprised of Dollar
Loans.

                  "Dollar Equivalent" means, on any date of determination, with respect to any amount in any Foreign Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent using the Exchange Rate with respect to such Foreign Currency then in effect as determined pursuant to
Section 1.04(a).

                  "Dollar Facility Excess" has the meaning specified in Section 2.24(b).

                  "Dollar Facility Overage" means an amount equal to the excess of (a) the Total Commitment over (b) the aggregate amount of all Foreign Currency Facility Maximum Borrowing Amounts (determined, if applicable, after giving effect to any reduction therein made pursuant to Section 2.24(c)).

                  "Dollar Loan" means any Loan denominated in Dollars.



FACILITY B

                  "Dollar Revolving Credit Excess" has the meaning specified in
Section 2.24(a).

                  "Dollar Revolving Credit Overage" means, with respect to any Bank, an amount equal to the excess, if any, of (a) such Bank's Commitment over
(b) the aggregate Foreign Currency Bank Maximum Borrowing Amounts with respect to all Foreign Currency Addenda to which such Bank or any of its Affiliates is a party.

                  "Dollars", "dollars" and the symbol "$", without more, mean the lawful currency of the United States of America.

                  "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" on such Bank's signature page to this Agreement or, as to any Person who becomes a Bank after the Execution Date, on the signature page of the Assignment and Acceptance executed by such Person or such other office of such Bank as such Bank may hereafter designate from time to time as its "Domestic Lending Office" by notice to the Company and the Administrative Agent.

                  "Effective Date" means the date on which the conditions to borrowing set forth in Article III are first met.

                  "Eligible Assignee" means (a) any Bank or any Affiliate of a Bank; (b) a commercial bank organized or licensed under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (c) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) any other lender approved by the Administrative Agent and the Company (which approval shall not be unreasonably withheld).

                  "Enforcement Subsidiary" means, as to Provident, any Wholly-owned Subsidiary formed by Provident for the purpose of foreclosing or otherwise realizing upon the assets securing obligations due to Provident pursuant to investments made by Provident.

                  "Enhancement Agreements" means the Support Agreements, the Inducement Agreement and all other similar agreements.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.



FACILITY B

                  "ERISA Group" means all corporations, trades or businesses (whether or not incorporated) and other Persons which, together with the Company, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

                  "Eurocurrency Borrowing" means a Borrowing comprised of Eurocurrency Loans.

                  "Eurocurrency Competitive Loan" means any Competitive Loan (including any Competitive Loan denominated in any Foreign Currency) bearing interest at a rate determined by reference to the IBO Rate in accordance with the provisions of Article II.

                  "Eurocurrency Foreign Currency Borrowing" means any Borrowing comprised of Eurocurrency Foreign Currency Loans.

                  "Eurocurrency Foreign Currency Loan" means any Foreign Currency Revolving Loan bearing interest at a rate determined by reference to the IBO Rate in accordance with the provisions of Article II.

                  "Eurocurrency Lending Office" means, with respect to each Bank, the branch or Affiliate of such Bank which such Bank has designated as its "Eurocurrency Lending Office" on such Bank's signature page to this Agreement or, as to any Person who becomes a Bank after the Execution Date, on the signature page of the Assignment and Acceptance executed by such Person or such other office of such Bank as such Bank may hereafter designate from time to time as its "Eurocurrency Lending Office" by notice to the Company and the Administrative Agent.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D.

                  "Eurocurrency Loan" means any Eurocurrency Competitive Loan, Eurodollar Committed Loan or Eurocurrency Foreign Currency Loan.

                  "Eurodollar Committed Borrowing" means any Committed Borrowing comprised of Eurodollar Committed Loans.

                  "Eurodollar Committed Loan" means any Committed Loan bearing interest at a rate determined by reference to the IBO Rate in accordance with the provisions of Article II.

                  "Event of Default" means any of the events described in
Article VI.

                  "Exchange Rate" means with respect to any Foreign Currency on a particular date, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth on such date on the Reuters currency page more particularly described in the Foreign Currency Addendum for Loans to be made in such Foreign Currency. In the event that such rate does not appear on any Reuters currency page, the Exchange Rate with respect to such Foreign Currency shall be determined by



FACILITY B
reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower or, in the absence of such agreement, such Exchange Rate shall instead be the Administrative Agent's spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Foreign Currency are then being conducted, at or about 10:00 A.M., local time, at such date for the purchase of Dollars with such Foreign Currency, for delivery two Business Days later; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems applicable to determine such rate, and such determination shall, to the extent permitted by law, be conclusive absent manifest error.

                  "Execution Date" means the earliest date upon which all of the following shall have occurred: counterparts of this Agreement shall have been executed by the Company, each Bank and the Administrative Agent, and the Administrative Agent shall have received counterparts hereof which taken together, bear the signatures of the Company and each Bank.

                  "Existing Agreements" means (a) the Competitive Advance and Revolving Credit Facility Agreement (Facility A) dated as of June 30, 1995 among the Company, the banks and other financial institutions party thereto, Bank of America and NationsBank, as co-agents, Chase, as auction administration agent, and TCB, as administrative agent, as amended from time to time to the date hereof, and (b) the Existing Facility B Credit Agreement.

                  "Existing Facility B Credit Agreement" means the Competitive Advance and Revolving Credit Facility Agreement (Facility B) dated as of June 30, 1995 among the Company, the other Borrowers (as defined therein), the banks and other financial institutions party thereto, Bank of America and NationsBank, as co-agents, Chase, as auction administration agent, and TCB, as administrative agent, together with (a) the Sterling Addendum dated as of July 13, 1995 among the Company, Family Funeral Directors Limited, the local lenders party thereto and Chemical Investment Bank Limited, as local currency agent for such local lenders, (b) the Australian Addendum dated as of July 13, 1995 among the Company, Service Corporation International Australia Pty Limited, the local lenders party thereto and Westpac Banking Corporation, as local currency agent for such local lenders and (c) the Canadian Addendum dated as of August 30, 1995 among the Company, 611102 Saskatchewan Ltd., the local lenders party thereto and Royal Bank of Canada, as local currency agent for such local lenders.

                  "Facility A Credit Agreement" means the Competitive Advance and Revolving Credit Facility Agreement (Facility A) dated as of the date hereof among the Company, the other Borrowers (as defined therein), the banks and other financial institutions party thereto, Chase, as administrative agent, and the Co-Agents (as defined therein).

                  "Facility Fees" has the meaning specified in Section 2.07(a).

                  "FDIC" means the Federal Deposit Insurance Corporation (or any successor thereto).



FACILITY B

                  "Federal Funds Effective Rate" has the meaning specified in the definition of the term Alternate Base Rate.

                  "Financial Provisions" has the meaning specified in Section 1.02(c).

                  "Fixed Rate Borrowing" means a Borrowing comprised of Fixed Rate Loans.

                  "Fixed Rate Loan" means any Competitive Loan (including any Competitive Loan denominated in any Foreign Currency) bearing interest at a fixed percentage rate per annum specified by the Bank making such Loan in its Competitive Bid.

                  "Foreign Currency" means, as the context may require, any or all of (a) the Australian dollar, or other lawful currency of the Commonwealth of Australia, (b) the Belgian franc, or other lawful currency of the Kingdom of Belgium, (c) the Canadian dollar, or other lawful currency of Canada, (d) the French franc, or other lawful currency of the Republic of France, (e) the mark, or other lawful currency of the Federal Republic of Germany, (f) the pound sterling, or other lawful currency of the United Kingdom of Great Britain and Northern Ireland, (g) the lire, or other lawful currency of currency of the Italian Republic, (h) the Dutch guilder, or other lawful currency of the Kingdom of The Netherlands, (i) the peseta, or other the lawful currency of the Republic of Spain, (j) the Swiss franc, or other lawful currency of the Swiss Confederation, and (k) any currency that is adopted as a Foreign Currency pursuant to Section 2.22, provided, in any such case, that an Exchange Rate may be calculated with respect thereto, and provided, further, that this definition and Section 2.22 shall in any circumstances and in all events be subject to the provisions of Section 9.18.

                  "Foreign Currency Addendum" means the Australian Addendum, the Canadian Addendum, the Multicurrency Addendum, and each other foreign currency addendum between the Company, one or more Borrowing Subsidiaries, the Foreign Currency Agent named therein and one or more Foreign Currency Banks, in a form acceptable to the Company, such Borrowing Subsidiaries, such Foreign Currency Agent and such Foreign Currency Banks, the acceptability of such agreement to any such Person being conclusively evidenced by its execution by such Person.

                  "Foreign Currency Agent" means, with respect to any Foreign Currency Addendum, the Person named as the foreign currency agent therein.

                  "Foreign Currency Bank" means any Bank (or any Affiliate, branch or agency thereof) party to a Foreign Currency Addendum. In the event any agency or Affiliate of a Bank shall be party to a Foreign Currency Addendum, such agency or Affiliate shall, to the extent of any commitment extended and any Loans made by it, have all the rights of such Bank hereunder, provided, that such Bank shall continue to the exclusion of such agency or Affiliate to have all the voting and consensual rights vested in it by the terms hereof.



FACILITY B

                  "Foreign Currency Bank Maximum Borrowing Amount" has the meaning specified in Section 2.23(b).

                  "Foreign Currency Borrowing" means a Borrowing comprised of Foreign Currency Loans.

                  "Foreign Currency Equivalent" means, on any date of determination, with respect to any amount in Dollars, the equivalent in the relevant Foreign Currency of such amount, determined by the Administrative Agent using the Exchange Rate (or the inverse of such Exchange Rate, as the case may be) with respect to such Foreign Currency then in effect as determined pursuant to Section 1.04(a).

                  "Foreign Currency Facility Maximum Borrowing Amount" has the meaning specified in Section 2.23(b).

                  "Foreign Currency Loan" means any Loan denominated in a currency other than Dollars. A Foreign Currency Loan shall be a Competitive Loan or a Foreign Currency Revolving Loan.

                  "Foreign Currency Loans (Dollar Equivalent)" means the Dollar Equivalent of the relevant Foreign Currency Loans.

                  "Foreign Currency Revolving Borrowing" means any Borrowing comprised of Foreign Currency Revolving Loans.

                  "Foreign Currency Revolving Loan" means any Foreign Currency Loan other than a Competitive Loan.

                  "FST" means SCI Texas Funeral Services, Inc., a Texas corporation.

                  "Funded Debt" means any Debt of any Person (including any Capitalized Lease Obligation of such Person, but not including any deferred taxes) payable more than one year from the date of the creation thereof; provided, however, the term Funded Debt shall include the principal amount of all Loans outstanding under this Agreement and the principal amount of all loans outstanding under the Facility A Credit Agreement. The interests of minority shareholders in such Person's Consolidated Subsidiaries which are shown on the liability side of a balance sheet as "minority interests" but which are not "obligations" are not within the definition of "Funded Debt."

                  "GAAP" means generally accepted accounting principles as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and such other Persons as shall be approved by a significant segment of the accounting profession and concurred in by the



FACILITY B
independent certified public accountants certifying any audited financial statements of the Company, as such principles shall be in effect at the time of any computation or determination or as of the date of the relevant financial statements, as the case may be (the "Relevant Date"), subject to Section 1.02.

                  "Guaranteed Obligations" has the meaning specified in Section 8.01.

                  "Guaranty" means the guaranty of the Company contained in
Article VIII.

                  "Highest Lawful Rate" means, as to any Bank, at the particular time in question, the maximum nonusurious rate of interest which, under applicable law, such Bank is then permitted to charge the Borrowers on the Loans. If the maximum rate of interest which, under applicable law, the Banks are permitted to charge the Borrowers on the Loans shall change after the date hereof, to the extent permitted by applicable law, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, as of the effective time of such change without notice to any Borrower or any other Person.

                  "Home Jurisdiction Withholding Taxes" means (a) in the case of the Company, withholding for United States income taxes, United States back-up withholding taxes and United States withholding taxes and (b) with respect to 611102 Saskatchewan Ltd., withholding for withholding taxes imposed by the Dominion of Canada, (c) with respect to the Service Corporation International Australia Pty Limited, withholding for withholding taxes imposed by the Commonwealth of Australia and (d) withholding for withholding taxes imposed by any country whose currency is added as a Foreign Currency pursuant to Section 2.25.

                  "IBO Rate" means, with respect to each date during each Interest Period pertaining to a Eurocurrency Borrowing (other than an Interest Period of 14 days), the rate appearing on page 3740 or 3750, as the case may be, of the Dow Jones Markets (or on any successor or substitute page, or on any page of any successor to or substitute for Dow Jones Markets, providing rate quotations comparable to those currently provided on such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars or the applicable Foreign Currency in the London interbank market) or if any such currency does not appear on either such page (or any such successor or substitute page, or page of any successor to as substitute for Dow Jones Markets), such additional page of the Dow Jones Markets upon which such currency appears, as agreed between the Administrative Agent and the Company from time to time, at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for deposits in Dollars or the applicable Foreign Currency approximately equal in principal amount to such Eurocurrency Borrowing and with a maturity equal to such Interest Period. In the event that such rate is not available at such time for any reason and in the case of any Interest Period of 14 days, then the "IBO Rate" with respect to such Eurocurrency Borrowing for such Interest Period shall be the rate (rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, the next higher 1/16 of 1%) at which deposits in Dollars or the


FACILITY B
applicable Foreign Currency approximately equal in principal amount to such Eurocurrency Borrowing and with a maturity equal to such Interest Period are offered in immediately available funds to the Administrative Agent by leading banks in the London interbank market at approximately 11:00 a.m., London time (or as soon thereafter as possible), two Business Days prior to the commencement of such Interest Period.

                  "Inactive Subsidiaries" means Subsidiaries of the Company which are not actively engaged in the conduct of business and whose assets and/or Liabilities are not material to the financial condition of the Company and its Subsidiaries taken as a whole.

                  "Index Debt" means the Company's senior, unsecured, non-credit enhanced Funded Debt.

                  "Inducement Agreement" means, collectively, the letter agreement dated August 23, 1993 among the Company, PSI Funding, Inc. and FST and the letter agreement dated April 5, 1993 among the Company, TCB and Provident.

                  "Initial Borrowing Subsidiaries" has the meaning specified in the introduction to this Agreement.

                  "Intangibles" has the meaning normally ascribed thereto in accordance with GAAP and shall include (a) excess cost over fair market value of tangible assets acquired, (b) patents and patent rights, (c) trademarks, service marks and trade names, (d) copyrights and (e) goodwill.

                  "Interest Payment Date" means (a) with respect to any Eurocurrency Loan or ABR Loan, the last day of the Interest Period applicable thereto and, in addition, the date on which such Loan is repaid or prepaid and, in the case of a Eurocurrency Loan with an Interest Period of 6 months, the day that would have been the Interest Payment Date for such Loan had an Interest Period of 3 months been applicable to such Loan, (b) in the case of a Fixed Rate Loan, the last day of the Interest Period applicable thereto and (c) in the case of a Foreign Currency Revolving Loan (other than a Eurocurrency Loan), such days as shall be specified in the applicable Foreign Currency Addendum.

                  "Interest Period" means:

                  (a) with respect to any Borrowing that is a Committed Borrowing or Foreign Currency Revolving Borrowing:

                           (i) If such Borrowing is a Eurodollar Committed
                  Borrowing, the period commencing on the Borrowing Date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending (A) 14 days thereafter (subject to market availability) or (B) on the



FACILITY B
                  numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three or six months thereafter, as a Borrower may elect;

                           (ii) If such Borrowing is an ABR Borrowing, the
                  period commencing on the Borrowing Date of such Borrowing and ending on the earlier of (A) the next succeeding March 31, June 30, September 30 or December 31, and (B) the Maturity Date;

                           (iii) If such Borrowing is a Foreign Currency
                  Revolving Borrowing (other than a Eurocurrency Foreign Currency Borrowing), such periods as shall be specified in the applicable Foreign Currency Addendum; and

                           (iv) If such Borrowing is a Eurocurrency Foreign
                  Currency Borrowing, the period commencing on the Borrowing Date of such Borrowing and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three or six months thereafter, as a Borrower may elect; or

                  (b) with respect to any Competitive Borrowing:

                           (i) If such Competitive Borrowing is a Fixed Rate
                  Borrowing, the period commencing on the Borrowing Date of such Borrowing and ending on the date specified in the Competitive Bid in which the offer to make such Fixed Rate Borrowing was extended; provided, however, that each such period shall have a duration of not less than seven calendar days nor more than 180 days; and

                           (ii) If such Competitive Borrowing is a Eurocurrency
                  Borrowing, the period commencing on the Borrowing Date of such Borrowing and ending on the numerically corresponding date (or if there is no corresponding date, the last day ) in the calendar month that is one, two, three or six months thereafter, as a Borrower may elect.

         Notwithstanding the foregoing (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurocurrency Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) no Interest Period may be selected for any Borrowing that ends later than the Maturity Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.



FACILITY B

                  "Judgment Currency" has the meaning specified in Section 9.17.

                  "Letter of Credit Obligations" means, when used with respect to any Person, the contingent obligations of such Person in respect of Letters of Credit.

                  "Letters of Credit" means, as to any Person, letters of credit issued for the account of such Person other than letters of credit issued to pay the purchase price of goods or services acquired in the ordinary course of business by such Person or any other Person.

                  "Liabilities" of any Person has the meaning normally ascribed thereto in accordance with GAAP and shall include (a) Capitalized Lease Obligations of such Person or any of its Subsidiaries, (b) the interests of minority shareholders in Consolidated Subsidiaries of such Person, (c) indebtedness secured by Liens against any property of such Person or any of its Subsidiaries whether or not such Person or such Subsidiary is liable for the payment thereof, (d) subordinated debt and (e) deferred liabilities.

                  "Lien" means, when used with respect to any Person, any mortgage, lien, charge, pledge, security interest or encumbrance of any kind (whether voluntary or involuntary and whether imposed or created by operation of law or otherwise) upon, or pledge of, any of its property or assets, whether now owned or hereafter acquired, or any lease intended as security, any conditional sale agreement, or any other title retention agreement.

                  "Loan" means a Competitive Loan, a Committed Loan, a Eurocurrency Loan, a Fixed Rate Loan, an ABR Loan or a Foreign Currency Loan.

                  "Majority Banks" means, at any time, Banks holding at least 662/3% of the Total Commitment or (if either the Total Commitment has been terminated or "Majority Banks" is being determined for purposes of Article VI) Banks holding at least 662/3% of the then aggregate Dollar Equivalent of the unpaid principal amount of the outstanding Loans.

                  "Margin" means, as to any Eurocurrency Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the IBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

                  "Margin Stock" has the meaning specified in Section 4.13.

                  "Material Subsidiary" means, with respect to any Person, each Subsidiary of such Person that would be a "significant subsidiary" as such term is defined in Regulation S-X promulgated pursuant to the Securities Exchange Act of 1934 as amended to the Effective Date; provided, however, for purposes of determining whether any Subsidiary is a "Material Subsidiary," the reference to "10 percent" in clauses (1), (2) and (3) of the definition of "significant subsidiary" contained in said Regulation S-X shall be a reference to 5 percent; and further provided, however,



FACILITY B
notwithstanding the foregoing, when used with respect to the Company, each Borrowing Subsidiary shall be a Material Subsidiary of the Company.

                  "Maturity Date" means June 27, 2002, or the earlier termination in whole of the Total Commitment pursuant to Section 2.12 or Section 6.01.

                  "Maximum Permissible Rate" has the meaning specified in
Section 9.08.

                  "Moody's" means Moody's Investors Service.

                  "Multicurrency Addendum" means a Foreign Currency Addendum in a form acceptable the Company, the Administrative Agent, the Foreign Currency Agent(s) named therein and the Foreign Currency Banks named therein, the acceptability of such agreement to any such Person being conclusively evidenced by its execution by such Person.

                  "NationsBank" means NationsBank, N.A., a national banking association.

                  "Net Worth" means, in relation to the Company and its Subsidiaries, Consolidated Assets of the Company less total consolidated liabilities of the Company and its Consolidated Subsidiaries, as determined in accordance with GAAP.

                  "OECD" means the Organization for Economic Cooperation and Development (or any successor).

                  "Officer's Certificate" means, as to any Borrower, a certificate signed in the name of such Borrower by its President, one of its Vice Presidents, its Treasurer, its Secretary or one of its Assistant Treasurers or Assistant Secretaries.

                  "Operating Lease Obligations" means obligations of a Person in respect of any lease or agreement to lease other than Capitalized Lease Obligations of such Person.

                  "Other Activities" has the meaning specified in Section 7.03.

                  "Other Financings" has the meaning specified in Section 7.03.

                  "Other Taxes" has the meaning specified in Section 2.20.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

                  "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or



FACILITY B
other entity, or a foreign state or political subdivision thereof or any agency of such state or subdivision.

                  "Plan" means any employee pension benefit plan maintained or contributed to by the Company or any of its Subsidiaries or by any trade or business (whether or not incorporated) under common control (as defined in Section 4001(a)(14) or 4001(b) of ERISA) with the Company and insured by the PBGC under Title IV of ERISA.

                  "Prime Rate" has the meaning specified in the definition of the term Alternate Base Rate.

                  "Principal Office" means the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "Provident" means Provident Services, Inc., a Delaware corporation.

                  "Register" has the meaning specified in Section 9.11(e).

                  "Regulation A" means Regulation A of the Board (respecting loans to depository institutions), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Regulation D" means Regulation D of the Board (respecting reserve requirements), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Regulation G" means Regulation G of the Board (respecting margin credit extended by Persons other than banks or registered broker dealers), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Regulation U" means Regulation U of the Board (respecting margin credit extended by banks), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" means Regulation X of the Board (respecting borrowers who obtain margin credit), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Relevant Date" has the meaning specified in the definition of the term GAAP.

                  "Reset Date" has the meaning specified in Section 1.04(c).



FACILITY B

                  "Revolving Credit Exposure" means, with respect to any Bank at any time, the aggregate principal amount at such time of all outstanding Committed Loans of such Bank plus the aggregate Dollar Equivalent of the principal amount of all outstanding Foreign Currency Revolving Loans of such Bank and each Affiliate, branch or agency of such Bank that is a Foreign Currency Bank.
                  "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

                  "Subsidiary" means, with respect to any Person, any corporation in which more than 50% of the stock of each class having ordinary voting power shall, at the time as of which any determination is being made, be owned of record and beneficially by such Person directly and/or through one or more other Subsidiaries.

                  "Substantially-owned Subsidiary" means a Subsidiary of the Company at least 80% of the outstanding capital stock of which, at the time any determination is being made, is owned of record and beneficially by the Company directly and/or through one or more other Subsidiaries.

                  "Support Agreements" means (a) the Support Agreement dated as of September 14, 1988 between the Company and Provident, (b) the Australian Support Agreement dated as of November 1, 1993 between the Company and Service Corporation International Australia Pty Limited and (c) the three Support Agreements dated respectively as of January 28, 1994, September 30, 1994 and November 14, 1994, each between the Company and FST.

                  "Tangible Consolidated Assets" means, as to any Person, Consolidated Assets less all Intangibles of such Person and its Consolidated Subsidiaries.

                  "Taxes" has the meaning specified in Section 2.20.

                  "TCB" means Texas Commerce Bank National Association, a national banking association.

                  "Total Capitalization" means, as of the date any determination is made, the sum of Net Worth plus Consolidated Debt.

                  "Total Commitment" means, at any time, the aggregate amount of the Banks' Commitments, as in effect at such time.

                  "Type" means, when used in respect of any Loan or Borrowing, each of the following types of Loans or Borrowings as applicable: Eurocurrency Loan or Eurocurrency Borrowing, (whether or not any such Loan or Borrowing is a Foreign Currency Loan or Foreign Currency Borrowing) ABR Loan or ABR Borrowing and Fixed Rate Loan or Fixed Rate Borrowing.

                  "United States" and "U.S." each means United States of
America.



FACILITY B

                  "Wholly-owned Subsidiary" means, as to any Person, a Subsidiary, 100% of the stock of every class of which (except for directors' qualifying shares) at the time as of which any determination is being made, is owned of record and beneficially by such Person directly and/or through one or more other Subsidiaries.

                  SECTION 1.02. Accounting Terms and Determinations. (a) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

                  (b) If any change in GAAP after the date of this Agreement shall be required to be applied to transactions then or thereafter in existence, and a violation of or default under one or more provisions of this Agreement shall have occurred or in the opinion of the Company would likely occur which would not have occurred or be likely to occur if no change in accounting principles had taken place:

                  (i) the parties agree that such violation or default shall not constitute an Event of Default or a Default for a period of 60 days from the date the Company notifies the Administrative Agent of the application of this Section 1.02(b) identifying such change and the provisions of this Agreement affected thereby;

                  (ii) the parties agree in such event to negotiate in good faith an amendment of this Agreement which shall approximate to the extent possible the economic effect of the original financial covenants after taking into account such change in GAAP; and

                  (iii) if the parties are unable to agree on such an amendment within such 60-day period, the Company shall have the option of (A) prepaying the Loans (pursuant to Section 2.13 and the other applicable provisions hereof) within 120 days from the date the Company notifies the Administrative Agent of the application of this Section 1.02(b) or
         (B) making all future calculations by application of GAAP applied on a basis consistent with those in effect immediately prior to such change in GAAP. If the Company does not exercise either such option within said period by written notice to the Administrative Agent, then as used in this Agreement, "GAAP" shall mean generally accepted accounting principles in effect at the Relevant Date.

                  (c) If any change in GAAP after the date of this Agreement shall be required to be applied to transactions or conditions then or thereafter in existence, and the Administrative Agent shall assert that the effect of such change is or shall likely be to distort materially the effect of any of the definitions of financial terms in Article I or any of the financial covenants of the Company in Article V (the "Financial Provisions"), so that the intended economic effect of any of the Financial Provisions will not in fact be accomplished:



FACILITY B

                  (i) the Administrative Agent shall notify the Company of such assertion, specifying the change in GAAP which is objected to, and until otherwise determined as provided below, the specified change in GAAP shall not be made by the Company in its financial statements for the purpose of applying the Financial Provisions; and

                  (ii) the parties shall follow the procedures set forth in paragraph (ii) and the first sentence of paragraph (iii) of subsection
         (b) of this Section 1.02. If the parties are unable to agree on an amendment as provided in said paragraph (ii) and if the Company does not exercise the option set forth in the first sentence of said paragraph (iii) within the specified period, then as used in this Agreement "GAAP" shall mean generally accepted accounting principles in effect at the Relevant Date, except that the specified change in GAAP which is objected to by the Administrative Agent shall not be made in applying the Financial Provisions.

                  SECTION 1.03. Interpretation. (a) In this Agreement, unless a clear contrary intention appears:

                  (i) the singular number includes the plural number and vice versa;

                  (ii) reference to any gender includes each other gender;

                  (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                  (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;

                  (v) reference to any agreement, document or instrument, including this Agreement, means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

                  (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

                  (vii) the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;



FACILITY B

                  (viii) with respect to the determination of any period of time, the word "from" means "from and including" and the word "to" means "to but excluding"; and

                  (ix) reference to any law means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

                  (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  (c) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

                  SECTION 1.04. Certain Calculations. (a) Not later than 2:00 p.m., New York City time, on each Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Foreign Currency covered by a Foreign Currency Addendum and each Foreign Currency in which any outstanding Competitive Loan is denominated and (ii) give notice thereof to the Banks, the Company and the relevant Borrower Subsidiaries. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Reset Date") and shall remain effective until the next succeeding Reset Date.

                  (b) Not later than 6:00 p.m., New York City time, on each Reset Date and each Borrowing Date, the Administrative Agent shall (i) determine the Dollar Equivalent of the Foreign Currency Revolving Loans then outstanding (after giving effect to any Foreign Currency Loans to be made or repaid on such date) and of each Competitive Loan denominated in a Foreign Currency and (ii) notify the Banks, the Company and the relevant Borrowing Subsidiaries of the results of such determination.

                                   ARTICLE II

                                   THE CREDITS

                  SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank agrees, severally and not jointly, to make Committed Loans to the Borrowers, at any time and from time to time on and after the Effective Date and until the Maturity Date. Each Bank's Commitment, as in effect on the Execution Date, is set forth opposite its name on the signature page hereto for such Bank. Such Commitments may be terminated or reduced from time to time pursuant to
Section 2.12.

                  (b) Subject to the terms and conditions and relying upon the representations and warranties herein set forth and in the applicable Foreign Currency Addendum, each Foreign Currency Bank agrees, severally and not jointly, to make Foreign Currency Revolving Loans to the



FACILITY B

Borrowers, at any time and from time to time on and after the execution of the applicable Foreign Currency Addendum and until the Maturity Date.

                  (c) Notwithstanding anything to the contrary contained in this Agreement, in no event may Committed Loans or Foreign Currency Revolving Loans be borrowed under this Article II if, after giving effect thereto (and to any concurrent repayment or prepayment of Loans), (i) the sum of the Aggregate Revolving Credit Exposure and the Aggregate Competitive Loan Exposure would exceed the Total Commitment then in effect, (ii) the Revolving Credit Exposure of any Bank would exceed such Bank's Commitment, (iii) the Dollar Equivalent of the aggregate principal amount of outstanding Foreign Currency Revolving Loans denominated in a specified Foreign Currency or currencies would exceed the applicable Foreign Currency Facility Maximum Borrowing Amount or (iv) the Dollar Equivalent of the aggregate principal amount of outstanding Foreign Currency Loans would exceed $500,000,000.

                  (d) Within the foregoing limits and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow hereunder, on and after the Effective Date and prior to the Maturity Date. The respective commitments of the Foreign Currency Banks Parties to the Australian Addendum and the Canadian Addendum to make Foreign Currency Loans thereunder are set forth in those Foreign Currency Addenda. The commitments of the Banks (or their Affiliates) to make Foreign Currency Loans pursuant to Foreign Currency Addenda in Spanish pesetas, Italian lira, Swiss francs, Belgium francs and in other Foreign Currencies are set forth on Exhibit 2.01.

                  SECTION 2.02. Loans. (a) Each Committed Loan shall be made as part of a Borrowing consisting of Loans made by the Banks ratably in accordance with their Available Commitments; provided, however, that the failure of any Bank to make any Committed Loan shall not in itself relieve any other Bank of its obligation to lend hereunder (it being understood, however, that no Bank shall be responsible for the failure of any other Bank to make any Loan required to be made by such other Bank). Each Foreign Currency Revolving Loan shall be made as part of a Borrowing consisting of Loans made by the Foreign Currency Banks parties to a Foreign Currency Addendum ratably in accordance with the applicable Foreign Currency Bank Maximum Borrowing Amounts under such Foreign Currency Addendum; provided, however, that the failure of any Foreign Currency Bank to make any Foreign Currency Revolving Loan shall not in itself relieve any other Foreign Currency Bank of its obligation to lend under such Foreign Currency Addendum (it being understood, however, that no Foreign Currency Bank shall be responsible for the failure of any other Foreign Currency Bank to make any Foreign Currency Revolving Loan required to be made by such other Foreign Currency Bank). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. The Loans comprising any Borrowing shall be (i) in the case of Competitive Loans, in an aggregate principal amount which is an integral multiple of $1,000,000 or 100,000 units of the applicable Foreign Currency, as the case may be, and not less than $5,000,000, or the Foreign Currency Equivalent thereof, subject to the proviso at the end of Section 2.03(d) and to Section 2.03(j), (ii) in the case of Committed Loans, in an aggregate principal



FACILITY B
amount which is an integral multiple of $1,000,000 and not less than $5,000,000 (or an aggregate principal amount equal to the remaining balance of the Available Commitments) and (iii) in the case of Foreign Currency Revolving Loans, in an aggregate principal amount which is not less than the Foreign Currency Equivalent of $5,000,000. All Committed Loans made pursuant to this
Article II shall be in Dollars. Subject to Section 2.11 and Section 2.15, Competitive Loans made pursuant to this Article II shall be in Dollars or any Foreign Currency.

                  (b) Each Competitive Borrowing shall be comprised entirely of Eurocurrency Competitive Loans or Fixed Rate Loans, and each Committed Borrowing shall be comprised entirely of Eurodollar Committed Loans or ABR Loans, as a Borrower may request pursuant to Section 2.03 or 2.04, as applicable. Each Bank may at its option make any Eurocurrency Loan or Foreign Currency Loan by causing its Applicable Lending Office to make such Loan; provided that any exercise of such option shall not affect the obligation of any Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that no Borrower shall be entitled to request any Borrowing which, if made, would result in an aggregate of more than ten separate Committed Loans of any Bank to the Borrowers being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

                  (c) Subject to Section 2.03(j), Section 2.04(b), Section 2.05 and, in the case of any Foreign Currency Revolving Loan, to any alternative procedures set forth in the applicable Foreign Currency Addendum, each Bank shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York City, not later than 12:30 p.m., New York City time, and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Company with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Banks. Competitive Loans shall be made by the Bank or Banks whose Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted and Committed Loans and Foreign Currency Revolving Loans shall be made by the Banks, or the Banks party to the applicable Foreign Currency Addendum, as the case may be, pro rata in accordance with Section 2.17. Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's portion of such Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this
Section 2.02(c) and the Administrative Agent may, in reliance upon such assumption, make available to the requesting Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have made such portion available to the Administrative Agent, such Bank and the requesting Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent



FACILITY B
at (i) in the case of such Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement.

                  (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request any Borrowing pursuant to Section 2.03 or
Section 2.04 if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.03. Competitive Bid Procedure. (a) In order to request Competitive Bids, a Borrower shall hand deliver or send by facsimile transmission to the Administrative Agent a duly completed Competitive Bid Request, to be received by the Administrative Agent (i) in the case of a Eurocurrency Competitive Borrowing, not later than 10:00 a.m., New York City time, five Business Days before the Borrowing Date specified for a proposed Competitive Borrowing, and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before the Borrowing Date specified for a proposed Competitive Borrowing. No Committed Loan shall be requested in or made pursuant to a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit 2.03(A) may be rejected at the Administrative Agent's sole discretion (to the extent permitted by law), and the Administrative Agent shall promptly notify the Borrower requesting such Competitive Bid of such rejection by facsimile transmission. Each Competitive Bid Request shall in each case refer to this Agreement and specify (x) whether the Competitive Borrowing then being requested is to be a Eurocurrency Competitive Borrowing or a Fixed Rate Borrowing, (y) the Borrowing Date of such Competitive Borrowing (which shall be a Business Day) and the currency and the aggregate principal amount thereof (which shall be in a minimum principal amount of $5,000,000 or the Foreign Currency Equivalent of such amount and in an integral multiple of $1,000,000, or 100,000 units of the applicable Foreign Currency, as the case may be), and (z) the Interest Period with respect thereto. Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall invite by facsimile transmission (in substantially the form set forth in Exhibit 2.03(B)) the Banks to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to such Competitive Bid Request. Notwithstanding the foregoing, the Administrative Agent shall have no obligation to invite any Bank to make a Competitive Bid pursuant to this Section 2.02(a) until such Bank has delivered a properly completed Administrative Questionnaire to the Administrative Agent.

                  (b) On and after the Effective Date, each Bank may, in its sole discretion, make one or more Competitive Bids responsive to each Competitive Bid Request of a Borrower. Each Competitive Bid by a Bank must be received by the Administrative Agent via facsimile transmission, in the form of
Exhibit 2.03(C), (i) in the case of a Eurocurrency Competitive Borrowing, not later than 2:00 p.m., New York City time, four Business Days before the Borrowing Date specified for a proposed Competitive



FACILITY B

Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, on the Borrowing Date specified for a proposed Competitive Borrowing. Competitive Bids that do not conform substantially to the format of Exhibit 2.03(C) may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Borrower requesting such Competitive Bid, and the Administrative Agent shall notify the applicable Bank of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and (x) specify the principal amount (which shall be in a minimum principal amount of $5,000,000 or the Foreign Currency Equivalent of such amount and in an integral multiple of $1,000,000 or 100,000 units of the applicable Foreign Currency, as the case may be, and which may equal the entire aggregate principal amount of the Competitive Borrowing requested by the Borrower requesting such Competitive Bid, irrespective of such Bank's Commitment) of the Competitive Loan that the applicable Bank is willing to make to such Borrower,
(y) specify the Competitive Bid Rate or Rates at which such Bank is prepared to make the Competitive Loan or Loans and (z) confirm the Interest Period with respect thereto specified by such Borrower in its Competitive Bid Request. If any Bank shall elect not to make a Competitive Bid, such Bank shall so notify the Administrative Agent by facsimile transmission (A) in the case of Eurocurrency Competitive Loans, not later than 2:00 p.m., New York City time, four Business Days before the Borrowing Date specified for a proposed Competitive Borrowing, and (B) in the case of Fixed Rate Loans, not later than 10:00 a.m., New York City time, on the Borrowing Date specified for a proposed Competitive Borrowing; provided, however, that failure by any Bank to give such notice shall not cause such Bank to be obligated to make any Competitive Loan as part of such Competitive Borrowing or subject such Bank to any other liability hereunder. A Competitive Bid submitted by a Bank pursuant to this paragraph (b) shall be irrevocable.

                  (c) The Administrative Agent shall promptly notify the Borrower requesting such Competitive Bid by facsimile transmission of all the Competitive Bids made, the Competitive Bid Rate and the maximum principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Bank that made each such Competitive Bid. The Administrative Agent shall send a copy of all Competitive Bids to such Borrower for its records as soon as practicable after completion of the bidding process set forth in this
Section 2.03.

                  (d) A Borrower may in its sole and absolute discretion, subject only to the provisions of this Section 2.03(d), accept or reject any Competitive Bid referred to in Section 2.03(c). Such Borrower shall notify the Administrative Agent by telephone, confirmed by facsimile transmission, whether and to what extent it has decided to accept or reject any or all of the Competitive Bids referred to in Section 2.03(c), (i) in the case of a Eurocurrency Competitive Borrowing, not later than 10:00 a.m., New York City time, three Business Days before the Borrowing Date specified for a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than noon, New York City time, on the Borrowing Date specified for a proposed Competitive Borrowing, provided, however, (A) the failure by a Borrower to accept or reject any Competitive Bid referred to in Section 2.03(c) shall be deemed to be a rejection of such Competitive Bid, (B) no Borrower shall accept a Competitive Bid made at a particular Competitive Bid Rate if such Borrower has decided to reject a Competitive Bid made at a lower Competitive Bid Rate, (C) the aggregate amount of the Competitive Bids accepted by a Borrower shall not exceed the



FACILITY B
principal amount specified in the related Competitive Bid Request, (D) if a Borrower shall accept a Competitive Bid or Bids made at a particular Competitive Bid Rate but the amount of such Competitive Bid or Bids shall cause the total amount of Competitive Bids to be accepted by such Borrower to exceed the amount specified in the Competitive Bid Request, then such Borrower shall accept a portion of such Competitive Bid or Bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid at such Competitive Bid Rate, and (E) except pursuant to clause
(D) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 because of the provisions of clause (D) above, or the Foreign Currency Equivalent of such amount and an integral multiple of $1,000,000 or 100,000 units of the applicable Foreign Currency, as the case may be; provided further, however, that if a Competitive Loan must be in an amount less than $5,000,000, such Competitive Loan may be for a minimum of $1,000,000 or 100,000 units of the applicable Foreign Currency, as the case may be, or any integral multiple thereof, and in calculating the pro rata allocation of acceptances or portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (D) the amounts shall be rounded to integral multiples of $1,000,000 or 100,000 units of the applicable Foreign Currency, as the case may be, in a manner which shall be in the discretion of such Borrower. A notice given by a Borrower pursuant to this Section 2.03(d) shall be irrevocable.

                  (e) The Administrative Agent shall promptly notify each Bank making a Competitive Bid whether or not its Competitive Bid or corresponding Competitive Bids have been accepted (and if so, in what amount and at what Competitive Bid Rate) by facsimile transmission sent by the Administrative Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted. After completing the notifications referred to in the immediately preceding sentence, the Administrative Agent shall notify each Bank of the aggregate principal amount of all Competitive Bids accepted.

                  (f) The Administrative Agent shall notify each Bank of (i) the IBO Rate applicable to any Eurocurrency Competitive Loan to be made by such Bank pursuant to a Competitive Bid that has been accepted by a Borrower pursuant to
Section 2.03(d), and (ii) the sum of the applicable IBO Rate plus the Margin bid by such Bank.

                  (g) A Competitive Bid Request shall not be made within five Business Days of the date after the date of any previous Competitive Bid Request, unless the Company and the Administrative Agent shall mutually agree otherwise and notice of such agreement shall have been given to the Banks.

                  (h) If the Administrative Agent or any Affiliate of the Administrative Agent shall at any time be a Bank with a Commitment hereunder and shall elect to submit a Competitive Bid



FACILITY B
in its capacity as a Bank, it shall submit such Competitive Bid directly to the Borrower requesting such Competitive Bid one quarter of an hour earlier than the latest time at which the other Banks are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) above.

                  (i) All notices required by this Section 2.03 shall be given in accordance with Section 9.02.

                  (j) Competitive Loans may be made in Foreign Currencies to the extent requested in any Competitive Bid Request. Competitive Bids denominated in a Foreign Currency shall not be made pursuant to a Foreign Currency Addendum. With respect to any such Competitive Loans, the Company, and the Administrative Agent may from time to time agree to modifications of the procedures set forth in Section 2.02(b), Section 2.02(c) and this Section 2.03 (other than Section 2.03(h)) applicable thereto, and such modifications shall be set forth in the applicable Competitive Bid Request.

                  SECTION 2.04. Committed and Foreign Currency Revolving Borrowing Procedure. (a) In order to effect a Committed Borrowing, a Borrower shall give written notice (or telephone notice promptly confirmed in writing) to the Administrative Agent, substantially in the form of Exhibit 2.04 (a "Committed Borrowing Request"), (i) in the case of a Eurodollar Committed Borrowing, not later than noon, New York City time, three Business Days before the Borrowing Date specified for such proposed Committed Borrowing, and (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the Borrowing Date specified for such proposed Committed Borrowing. No Fixed Rate Loan or Eurocurrency Competitive Loan shall be requested or made pursuant to a Committed Borrowing Request. Such Committed Borrowing Request shall be irrevocable and shall in each case refer to this Agreement and specify (x) whether the Borrowing then being requested is to be a Eurodollar Committed Borrowing or an ABR Borrowing, (y) the Borrowing Date of such Borrowing (which shall be a Business Day) and the aggregate amount thereof (which shall not be less than $5,000,000 and shall be an integral multiple of $1,000,000) and (z) the Interest Period with respect thereto. If no election as to the Type of Committed Borrowing is specified in any such notice, then the requested Committed Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Committed Borrowing is specified in any such Committed Borrowing Request, then the Borrower making such request shall be deemed to have selected an Interest Period of one month's duration. If a Borrower shall not have given notice in accordance with this Section 2.04 of its election to refinance a Committed Borrowing prior to the end of the Interest Period in effect for such Borrowing, then such Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Administrative Agent shall promptly advise the Banks of any Committed Borrowing Request given pursuant to this Section 2.04 and of each Bank's portion of the requested Committed Borrowing by facsimile transmission.



FACILITY B

                  (b) In order to effect a Foreign Currency Revolving Borrowing, a Borrower shall give the notice required under the relevant Foreign Currency Addendum and shall promptly deliver a copy of such notice to the Administrative Agent.

                  SECTION 2.05. Refinancings. Each Borrower may refinance all or any part of any of its Borrowings with a Borrowing of the same or a different Type made pursuant to Section 2.03 or Section 2.04, subject to the conditions and limitations set forth herein and elsewhere in this Agreement, including refinancings of Competitive Borrowings with Committed Borrowings and of Committed Borrowings with Competitive Borrowings. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with Section 2.08 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Banks to the Administrative Agent or by the Administrative Agent to the Borrower to which such Borrowing has been made pursuant to Section 2.02(c); provided, however, that (a) if the principal amount extended by a Bank in a refinancing is greater than the principal amount, if any, extended by such Bank in the Borrowing being refinanced, then such Bank shall pay such difference to the Administrative Agent for distribution to the Banks described in clause (b) below, (b) if the principal amount extended by a Bank in the Borrowing being refinanced is greater than the principal amount, if any, being extended by such Bank in the refinancing, the Administrative Agent shall return the difference to such Bank out of amounts received pursuant to clause (a) above, (c) to the extent any Bank fails to pay the Administrative Agent amounts due from it pursuant to clause (a) above, any Borrowing or portion thereof being refinanced shall not be deemed repaid in accordance with Section
2.08 to the extent of such failure and such Borrower shall pay such amount to the Administrative Agent pursuant to Section 2.08 and (d) to the extent such Borrower fails to pay to the Administrative Agent any amounts due in accordance with Section 2.08 as a result of the failure of a Bank to pay the Administrative Agent any amounts due as described in clause (c) above, the portion of any refinanced Borrowing deemed not repaid shall be deemed to be outstanding solely to the Bank which has failed to pay the Administrative Agent amounts due from it pursuant to clause (a) above to the full extent of such Bank's portion of such refinanced Loan.

                  SECTION 2.06. Conversion and Continuation of Committed Borrowings. Each Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 8:30 a.m., New York City time, one Business Day prior to conversion, to convert any Eurodollar Committed Borrowing into an ABR Borrowing, (b) not later than noon, New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Committed Borrowing or to continue any Eurodollar Committed Borrowing as a Eurodollar Committed Borrowing for an additional Interest Period and (c) not later than 11:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Committed Borrowing to another permissible Interest Period, subject in each case to the following:



FACILITY B

                  (i) each conversion or continuation shall be made pro rata among the Banks in accordance with the respective principal amounts of the Loans comprising the converted or continued Committed Borrowing and no Borrowing may be converted into or continued as a Borrowing in a different currency;

                  (ii) if less than all the outstanding principal amount of any Committed Borrowing shall be converted or continued, the aggregate principal amount of such Committed Borrowing converted or continued shall be an integral multiple of $1,000,000 or 100,000 units of the applicable Foreign Currency and not less than $5,000,000 or the Foreign Currency Equivalent of such amount;

                  (iii) if any Eurodollar Committed Borrowing is converted at a time other than the end of the Interest Period applicable thereto, such Borrower shall pay, upon demand, any amounts due to the Banks pursuant to Section 2.16;

                  (iv) any portion of a Committed Borrowing maturing or required to be repaid in less than one month (or 14 days, if such an Interest Period is available) may not be converted into or continued as a Eurodollar Committed Borrowing;

                  (v) any portion of a Committed Borrowing which cannot be continued as or converted into a Eurodollar Committed Borrowing by reason of clause (iv) above shall be automatically converted into or continued as an ABR Borrowing at the end of the Interest Period in effect for such Borrowing; and

                  (vi) no Interest Period may be selected for any Eurodollar Committed Borrowing that would end later than the Maturity Date.

Each notice pursuant to this Section 2.06 shall be irrevocable and shall refer to this Agreement and specify (w) the identity and amount of the Committed Borrowing that a Borrower requests be converted or continued, (x) whether such Committed Borrowing is to be converted to or continued as a Eurodollar Committed Borrowing or an ABR Borrowing, (y) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (z) if such Committed Borrowing is to be converted to or continued as a Eurodollar Committed Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Committed Borrowing, a Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the other Banks of any notice given pursuant to this Section
2.06 and of each Bank's portion of any converted or continued Committed Borrowing. If a Borrower shall not have given notice in accordance with this
Section 2.06 to continue any Committed Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.06 to convert such Committed Borrowing), such Committed Borrowing shall, at the end of the Interest



FACILITY B

Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into or continued as an ABR Borrowing.

                  SECTION 2.07. Fees. (a) The Company agrees to pay to each Bank, through the Administrative Agent, (i) on each March 31, June 30, September 30 and December 31 from the Execution Date to the date on which the Commitment of such Bank has been terminated and (ii) on the Maturity Date and on any other date on which the Commitment of such Bank has been terminated, facility fees (such facility fees being the "Facility Fees"), in immediately available funds, equal to the Applicable Fee Percentage of the amount of the Commitment of such Bank from time to time outstanding, whether used, deemed used or unused, during the preceding quarter (or shorter period commencing with the Execution Date and/or ending with the Maturity Date).

                  (b) All Facility Fees shall be computed by the Administrative Agent on the basis of the actual number of days elapsed in a year of 360 days, and such computations, made in good faith, shall create a rebuttable presumption that they are accurate. The Facility Fees due to each Bank shall commence to accrue on the Execution Date and shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Bank as provided herein.

                  (c) The Facility Fees due under this Section 2.07 shall be paid on the date due, in immediately available funds, to the Administrative Agent for distribution among the Banks.

                  (d) The Company agrees to pay to the Administrative Agent the fees as provided in the Agent's Fee Letter.

                  (e) Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

                  SECTION 2.08. Repayment of Loans. (a) Each Borrower agrees to pay the outstanding principal balance of each Loan (i) in the case of a Competitive Loan, on the last day of the Interest Period applicable to such Loan and on the Maturity Date, and (ii) in the case of a Committed Loan or Foreign Currency Revolving Loan, on the Maturity Date unless another date is specified in the Foreign Currency Addendum relating to such Foreign Currency Revolving Loan. Each Loan shall bear interest from the date of the Borrowing of which such Loan is a part on the outstanding principal balance thereof as set forth in
Section 2.09.

                  (b) Each Bank shall, and is hereby authorized by each Borrower to make in its internal records relating to each Loan an appropriate notation evidencing the date, amount and the Type of each Loan of such Bank to such Borrower, the rate of interest applicable to such Loan and the Foreign Currency, if any, in which such Loan is made, and each payment or prepayment of principal of and interest on such Loan. The aggregate unpaid principal amount so recorded shall be presumptive evidence of the principal amount owing by such Borrower to such Bank in respect of such Loan. The failure of any Bank to make such a notation or any error therein shall not in any



FACILITY B
manner affect the obligation of such Borrower to repay the Loans made by such Bank in accordance with the terms hereof.

                  SECTION 2.09. Interest on Loans. (a) Subject to the provisions of Section 2.09(d) and Section 2.10, the Loans comprising each Eurocurrency Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each Eurodollar Committed Loan, the lesser of (A) the IBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Differential from time to time in effect and (B) the Highest Lawful Rate, (ii) in the case of each Eurocurrency Competitive Loan, the lesser of (A) the IBO Rate for the Interest Period in effect for such Borrowing plus the Margin offered by the Bank making such Loan and accepted by a Borrower pursuant to Section 2.03 and (B) the Highest Lawful Rate, (iii) in the case of each Foreign Currency Revolving Loan that is a Eurocurrency Loan, the lesser of (A) the IBO Rate for the Interest Period in effect for such Borrowing plus any spread specified in the applicable Foreign Currency Addendum and (B) the Highest Lawful Rate and (iv) in the case of each Foreign Currency Revolving Loan (other than a Eurocurrency Loan), such rate as shall be specified in the applicable Foreign Currency Addendum.

                  (b) Subject to the provisions of Section 2.09(d) and Section 2.10, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, if the Alternate Base Rate shall be based on the Prime Rate, and a year of 360 days otherwise) at a rate per annum equal to the Alternate Base Rate, but not in excess of the Highest Lawful Rate.

                  (c) Subject to the provisions of Section 2.10, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Bank making such Loan and accepted by a Borrower pursuant to Section 2.03, but not in excess of the Highest Lawful Rate.

                  (d) Interest on each Loan shall be payable in arrears on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement or in an applicable Foreign Currency Addendum. The applicable IBO Rate or Alternate Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent (which determination, made in good faith, shall create a rebuttable presumption that the same is accurate). The Administrative Agent shall promptly advise the Company and each Bank, as appropriate, of such determination.

                  SECTION 2.10. Interest on Overdue Amounts. If any Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether at scheduled maturity by notice of prepayment, acceleration or otherwise, such Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum equal to the lesser of (a) the Alternate Base Rate plus 2% per annum (if the Alternate



FACILITY B

Base Rate is based on the Prime Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be; if the Alternate Base Rate is based on the Federal Funds Effective Rate, computed on the basis of the actual number of days elapsed over a year of 360 days) and (b) the Highest Lawful Rate, or in the case of Foreign Currency Revolving Loans such other rate as may be specified in the related Foreign Currency Addendum.

                  SECTION 2.11. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing, (a) the Administrative Agent shall have determined that deposits in the principal amounts and currencies of the Loans comprising such Borrowing are not generally available in the London interbank market, or (b) the Majority Banks shall have determined (and notified the Administrative Agent) that the rate at which such deposits are being offered will not adequately and fairly reflect the cost to any Bank of making or maintaining its Eurocurrency Loan during such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written notice of such determination to the Borrowers and the Banks. In the event of any such determination, any request by a Borrower for a Eurocurrency Loan shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Loan (if the requested Eurocurrency Loan was to be a Dollar Loan or a Foreign Currency Revolving Loan pursuant to a Foreign Currency Addendum in which no "Base Rate" is specified) or a request for a Foreign Currency Loan bearing interest by reference to the "Base Rate" specified in the applicable Foreign Currency Addendum (if the requested Eurocurrency Loan was to be a Foreign Currency Revolving Loan pursuant to a Foreign Currency Addendum in which a "Base Rate" is specified). Each such determination by the Administrative Agent or the Majority Banks hereunder, made in good faith, shall create a rebuttable presumption that the same is accurate.

                  SECTION 2.12. Termination and Reduction of Commitments. (a) The Total Commitment shall be automatically terminated on the Maturity Date.

                  (b) Subject to Section 2.13(b), upon at least ten Business Days' prior irrevocable written or facsimile notice to the Administrative Agent, the Company may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $25,000,000 and (ii) no such termination or reduction shall be permitted if, after giving effect thereto and to any repayments of the Loans made on the effective date thereof, (A) the sum of the Aggregate Revolving Credit Exposure and the Aggregate Competitive Loan Exposure would exceed the Total Commitment then in effect or (B) the Revolving Credit Exposure of any Bank would exceed such Bank's Commitment. Such notice shall specify the date and the amount of the termination or reduction of the Total Commitment. The Administrative Agent shall promptly notify the Banks of the amount of any such termination or reduction of the Total Commitment.



FACILITY B

                  (c) Except in the circumstances described in Section 2.14 or
Section 2.15, each reduction in the Total Commitment hereunder shall be made ratably among the Banks in accordance with their respective Commitments. The Company shall pay to the Administrative Agent for the account of the Banks, on the date of each termination or reduction, the Facility Fees on the amount of the Commitments so terminated or reduced, accrued through the date of such termination or reduction.

                  SECTION 2.13. Prepayment. (a) Each Borrower shall have the right at any time and from time to time to prepay any Committed Borrowing or Foreign Currency Revolving Borrowing, in whole or in part, upon written or facsimile notice (or telephone notice promptly confirmed by written or facsimile notice) to the Administrative Agent: (i) before 10:00 a.m., New York City time, five Business Days prior to prepayment, in the case of Eurodollar Committed Loans, (ii) before 10:00 a.m., New York City time, one Business Day prior to prepayment, in the case of ABR Loans and (iii) in the case of Foreign Currency Revolving Loans, such time as shall be specified in the applicable Foreign Currency Addendum; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $1,000,000 or 100,000 units of the applicable Foreign Currency and not less than $10,000,000 (or the Foreign Currency Equivalent thereof). No Borrower shall have the right to prepay any Competitive Borrowing.

                  (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.12(b), the Borrowers shall pay or prepay so much of the Committed Borrowings as shall be necessary in order that the aggregate principal amount of the Competitive Loans and Committed Loans outstanding will not exceed the Total Commitment, after giving effect to such termination or reduction.

                  (c) Each notice of prepayment given by a Borrower shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit such Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.13 shall be subject to Section 2.16 and Section 2.17 but otherwise without premium or penalty. All prepayments under this Section 2.13 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

                  (d) If, on the last day of any Interest Period for any Borrowing or Borrowings, the sum of the Aggregate Revolving Credit Exposure and the Aggregate Competitive Loan Exposure exceeds the Total Commitment, the applicable Borrower (or, if more than one, the applicable Borrower(s) designated by the Company) shall, on such day, prepay such Borrowing(s) in an amount equal to the lesser of (i) such excess and (ii) the aggregate amount of such Borrowing(s).

                  (e) If, on the last day of any Interest Period for any Borrowing, the Revolving Credit Exposure of any Bank in respect of a Loan included in such Borrowing exceeds such Bank's Commitment, the applicable Borrower shall, on such day, prepay such Borrowing in an amount equal



FACILITY B
to the lesser of (i) the amount necessary to eliminate such excess and (ii) the amount of such Borrowing.

                  SECTION 2.14. Reserve Requirements; Change in Circumstances.
(a) It is understood that the cost to each Bank of making or maintaining any of the Loans may fluctuate as a result of the applicability of, or changes in, reserve requirements imposed by the Board, including reserve requirements under Regulation D in connection with Eurocurrency Liabilities, and any other similar reserve, liquid asset or other requirement established by any governmental authority of the United States or of the jurisdiction of any Foreign Currency or in which any subject Loans in such currency are made to which banks in such jurisdiction are subject. Subject to Section 9.08, each Borrower agrees to pay to each Bank, as provided in Section 2.14(d), at any time when such Bank shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurocurrency Loan of such Bank from the date of such Loan until such principal amount is paid in full, payable on each Interest Payment Date for such Eurocurrency Loan, at an interest rate per annum equal at all times during each Interest Period to the excess of (i) the rate obtained by dividing the IBO Rate for such Interest Period by a percentage equal to 100% minus the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board (or if more than one such percentage is so applicable, minus the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum requirement (including any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities over (ii) the IBO Rate for such Interest Period. It is understood by the parties hereto that the rates of interest applicable to Eurocurrency Loans have been determined on the assumption that no such reserve requirements exist or will exist and that such rates do not reflect costs imposed on the Banks in connection with such reserve requirements. It is agreed that for purposes of this Section 2.14(a) the Eurocurrency Loans made hereunder shall be deemed to constitute Eurocurrency Liabilities and to be subject to the reserve requirements of Regulation D without benefit of or credit for proration, exemptions or offsets which might otherwise be available to the Banks from time to time under Regulation D.

                  (b) Notwithstanding any other provision herein, if after the Execution Date the introduction of any applicable law or regulation or any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any applicable guideline or request from any central bank or governmental authority (whether or not having the force of law), including the implementation of the European monetary unit (i) shall change the basis of taxation of payments to any Bank of the principal of or interest on any Eurocurrency Loan, Fixed Rate Loan or Foreign Currency Loan made by such Bank or any other fees or amounts payable hereunder (other than (x) taxes imposed on the overall net income of such Bank or its Applicable Lending Office by the jurisdiction in which such Bank or its Applicable Lending Office has its principal office or by any political subdivision or taxing authority therein (or any tax which is enacted or adopted by such



FACILITY B
jurisdiction, political subdivision or taxing authority as a direct substitute for any such taxes) or (y) any tax, assessment or other governmental charge that would not have been imposed but for the failure of any Bank to comply with any certification, information, documentation or other reporting requirement), (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank, or (iii) shall impose on such Bank or the London interbank market any other condition affecting this Agreement or any Eurocurrency Loan, Fixed Rate Loan or Foreign Currency Loan made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of maintaining its Commitment or of making or maintaining any Eurocurrency Loan, Fixed Rate Loan or Foreign Currency Loan or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed in good faith by such Bank to be material, then each Borrower shall pay to the Administrative Agent for the account of such Bank such additional amount or amounts with respect to the Eurocurrency Loans, Fixed Rate Loans and Foreign Currency Loans of such Borrower as will compensate such Bank for such increase or reduction to such Bank upon demand by such Bank (through the Administrative Agent).

                  (c) If any Bank shall have determined in good faith that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" or the adoption after the Execution Date of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of this Agreement or the Loans made by such Bank pursuant hereto to a level below that which such Bank could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, as provided in Section 2.14(d), each Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for any such increased capital requirement.

                  (d) Each Bank will notify the Borrowers through the Administrative Agent of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 2.14, as promptly as practicable, and in any event within 90 days after it becomes aware thereof and determines to request compensation. A certificate of a Bank setting forth in reasonable detail (i) such amount or amounts as shall be necessary to compensate such Bank (or participating banks or other entities pursuant to Section 9.11) as specified in paragraph (a), (b) or (c) above, as the case may be, and (ii) the calculation of such amount or amounts under clause (a)(i), shall be delivered to the Borrowers (with a copy to the Administrative Agent) and shall, to the extent



FACILITY B
permitted by law, be conclusive absent manifest error. The Borrowers shall pay to the Administrative Agent for the account of such Bank the amount shown as due on any such certificate within 10 days after its receipt of the same.

                  (e) Except as expressly provided in Section 2.14(d), failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any Interest Period or any other period shall not constitute a waiver of such Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to such Interest Period or any other period; provided that no Borrower shall be required to compensate a Bank pursuant to this Section 2.14 for any increased costs or reductions incurred more than 270 days prior to the date that such Bank notifies such Borrower of the change in law giving rise to such increased costs or reductions and of such Bank's intention to claim compensation therefor; provided further that, if the change in law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof. The protection of this Section 2.14 shall be available to each Bank regardless of any possible contention of invalidity or inapplicability of law, regulation or condition which shall have been imposed.

                  (f) In the event any Bank shall seek compensation pursuant to this Section 2.14, the Company may give notice to such Bank (with copies to the Administrative Agent) that it wishes to seek one or more Eligible Assignees (which may be one or more of the Banks) to assume the Commitment of such Bank and to purchase its outstanding Loans. Each Bank requesting compensation pursuant to this Section 2.14 agrees to sell its Commitment, Loans and interest in this Agreement pursuant to Section 9.11(c) to any such Eligible Assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans plus all other fees and amounts (including any compensation claimed by such Bank under this Section 2.14 or Section 2.16) due such Bank hereunder calculated, in each case, to the date such Commitment, Loans and interest are purchased, whereupon such Bank shall have no further Commitment or other obligation to any Borrower hereunder.

                  (g) Without prejudice to the survival of any other obligations of the Borrowers hereunder, the obligations of the Borrower under this Section
2.14 shall survive the termination of this Agreement and the payment or assignment of the Loans.

                  (h) Notwithstanding anything in this Section 2.14 to the contrary, in no event shall any Bank be permitted to take or receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

                  SECTION 2.15. Change in Circumstances. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any


FACILITY B

Bank or its Eurocurrency Lending Office to make or maintain any Eurocurrency Loan or Foreign Currency Loan or to give effect to its obligations as contemplated hereby, or shall limit the convertibility into Dollars of any Foreign Currency (or make such conversion commercially impracticable), then, by written notice to the Borrower and to the Administrative Agent, such Bank may:

                  (i) declare that Eurocurrency Loans or Loans in any affected Foreign Currency, as applicable, will not thereafter be made by such Bank hereunder, whereupon such Bank shall not submit a Competitive Bid in response to a request for Eurocurrency Competitive Loans or Competitive Loans in such Foreign Currency, as applicable, and any request by a Borrower for a Eurodollar Committed Borrowing or Foreign Currency Revolving Borrowing in such Foreign Currency, as applicable, shall, as to such Bank only (unless such Borrower (x) shall have withdrawn such request, in which case such request shall be of no force and effect, or (y) shall have made a new request for a Borrowing of a different Type in accordance with the terms hereof, which shall be deemed to supersede such request for a Eurodollar Committed Borrowing), be deemed a request for an ABR Loan in Dollars; and

                  (ii) require that all outstanding Eurocurrency Loans or Loans in such Foreign Currency, as applicable, made by it be converted to ABR Loans in Dollars in which event all such Loans shall be automatically converted to ABR Loans in Dollars, as of the effective date of such notice as provided in Section 2.15(b).

In the event any Bank shall exercise its rights under clause (i) or (ii) above with respect to Eurocurrency Loans, all payments and prepayments of principal which would otherwise have been applied to repay the Eurocurrency Loans that would have been made by such Bank or the converted Eurocurrency Loans of such Bank shall instead be applied to repay the ABR Loans made by such Bank or the Banks, as the case may be, in lieu of, or resulting from the conversion of, such Eurocurrency Loans. In the event any Foreign Currency Bank shall exercise its rights under clause (i) or (ii) above with respect to Foreign Currency Loans, all payments and prepayments in respect of such Foreign Currency Loans shall thereafter be made in Dollars, converted at the then prevailing Exchange Rate.

                  (b) For purposes of this Section 2.15, a notice to any Borrower (with a copy to the Administrative Agent) by any Bank pursuant to
Section 2.15(a) shall be effective as to each Eurocurrency Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurocurrency Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

                  (c) In the event any Bank shall give a notice to any Borrower pursuant to this Section 2.15, the Company may give notice to such Bank (with a copy to the Administrative Agent) that it wishes to seek one or more Eligible Assignees (which may be one or more of the Banks) to assume the Commitment of such Bank and to purchase its outstanding Loans. Each Bank giving a



FACILITY B
notice to any Borrower pursuant to this Section 2.15 agrees to sell its Commitment, Loans and interest in this Agreement pursuant to Section 9.11(c) to any such Eligible Assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans plus all other fees and amounts (including any compensation claimed by such Bank under Section 2.14 or Section 2.16) due such Bank hereunder calculated, in each case, to the date such Commitment, Loans, interest and fees are purchased, whereupon such Bank shall have no further Commitment or other obligation to any Borrower hereunder.

                  (d) None of the Banks shall be permitted to terminate availability of Eurocurrency Loans as provided in this Section 2.15 on a discriminatory basis (i.e., availability of Eurocurrency Loans is not also terminated by the applicable Bank with respect to other customers of such Bank similarly situated where such customer is subject to documents providing for such right of termination).

                  SECTION 2.16. Indemnity. The Company shall indemnify each Bank against any loss or reasonable expense which such Bank may sustain or incur as a consequence of (a) any failure by a Borrower to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article III, (b) any failure by a Borrower to borrow or to refinance, convert (other than conversion into an ABR Loan) or continue any Loan hereunder after a Committed Borrowing Request pursuant to Article II has been given or after Competitive Bids have been accepted or after a notice of conversion or continuation has been given pursuant to Section 2.05, (c) any payment, prepayment or conversion of a Eurocurrency Loan or Fixed Rate Loan required or permitted by any provision of this Agreement or otherwise made on a date other than the last day of the applicable Interest Period, (d) any default in the payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or (e) the occurrence of any Event of Default, including, in the case of any of the events set forth in clauses (a) through (e) of this Section 2.16, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurocurrency Loan or Fixed Rate Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by each Bank of (y) its cost of obtaining the funds for the Loan being paid, prepaid or converted or not borrowed, refinanced, converted or continued (based on the IBO Rate or, in the case of a Fixed Rate Loan, the fixed rate of interest applicable thereto) for the period from the date of such payment, prepayment or conversion or failure to borrow, refinance, convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, refinance, convert or continue, the Interest Period for the Loan which would have commenced on the date of such failure to borrow, refinance, convert or continue) over (z) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid or converted or not borrowed, refinanced, converted or continued for such period or Interest Period, as the case may be. A certificate of each Bank setting forth any amount or amounts which such Bank is entitled to receive pursuant to this Section 2.16 together with either a calculation of such amount or amounts or a statement of the basis on which



FACILITY B
such amount or amounts have been determined shall be delivered to the Company (with a copy to the Administrative Agent) and such calculation or statement, made in good faith shall create a rebuttable presumption that the same is accurate. The Company shall pay to the Administrative Agent for the account of each Bank the amount shown as due on any certificate within 30 days after its receipt of the same. Without prejudice to the survival of any other obligations of the Company hereunder, the obligations of the Company under this Section 2.16 shall survive the termination of this Agreement and/or the payment or assignment of any of the Loans. Without limitation of this Section 2.16, the provisions of this Section 2.16 shall be enforceable against the Company with respect to the conditions described in clauses (a) and (b) of this Section 2.16 with respect to any Committed Borrowing Request or Competitive Bid Request given by a Borrower hereunder on or after the Execution Date regardless of whether the Effective Date occurs. Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

                  SECTION 2.17. Pro Rata Treatment. Except as required under clause (d) of the proviso of Section 2.05, Section 2.14, Section 2.15, or
Section 2.16, (a) each Committed Borrowing and each refinancing of any Borrowing with a Committed Borrowing shall be allocated pro rata among the Banks in accordance with their respective Available Commitments, (b) each payment of the Facility Fees and each reduction of the Commitments shall be allocated pro rata among the Banks in accordance with their respective Commitments, (c) each payment or prepayment of principal (other than any prepayment pursuant to Section 2.24(d)) of any Committed Borrowing and each payment of interest on the Loans comprising part of a Committed Borrowing shall be allocated pro rata among the Banks participating in such Borrowing in accordance with the respective principal amounts of their outstanding Loans comprising such Borrowing, (d) each Foreign Currency Revolving Borrowing shall be allocated pro rata among the Banks participating in such Borrowing, in accordance with their respective Foreign Currency Bank Maximum Borrowing Amounts with respect to the applicable Foreign Currency and (e) each payment or prepayment of principal of any Foreign Currency Revolving Borrowing and each payment of interest on the Loans comprising part of a Foreign Currency Revolving Borrowing shall be allocated pro rata among the Banks participating in such Borrowing in accordance with the respective principal amounts of their outstanding Loans comprising such Borrowing. Except as required under clause (d) of the proviso of Section 2.05, each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Banks participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. Each Bank agrees that in computing such Bank's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Bank's percentage of such Borrowing to the next higher or lower whole dollar amount or the Equivalent Amount in the case of a Foreign Currency Borrowing.

                  SECTION 2.18. Sharing of Setoffs. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrowers (pursuant to Section 9.06 or otherwise), including, but not limited to, a secured claim under Section 506 of Title



FACILITY B

11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, or by similar means, obtain payment (voluntary or involuntary) (other than pursuant to Section 2.14, Section 2.15 or Section 2.16) of any Committed Loan or Loans as a result of which the unpaid principal portion of the Committed Loans of such Bank shall be proportionately less than the unpaid principal portion of the Committed Loans of any other Bank, it shall be deemed simultaneously to have purchased from such other Bank at face value, and shall promptly pay to such other Bank the purchase price for, a participation in the Committed Loans of such other Bank, so that the aggregate unpaid principal amount of the Committed Loans and participations in the Committed Loans held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Committed Loans then outstanding as the principal amount of its Committed Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Committed Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Each Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in a Committed Loan deemed to have been so purchased may, to the extent permitted by law, exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Bank by reason thereof as fully as if such Bank had made a Committed Loan directly to such Borrower in the amount of such participation.

                  SECTION 2.19. Payments. (a) Each Borrower shall make each payment hereunder not later than noon, New York City time, on the day when due to the Administrative Agent at its address referred to in Section 9.02 for the account of the Banks, in federal or other immediately available funds (or, in the case of Foreign Currency Revolving Loans, such other time and place as shall be specified in the applicable Foreign Currency Addendum, or in the case of Competitive Loans denominated in a Foreign Currency as may be agreed upon by the Company, the Administrative Agent and the Bank or Banks whose Competitive Bids have been accepted). The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Committed Loans (other than pursuant to Section 2.14, Section 2.15 and Section 2.16) or Facility Fees ratably to the Banks and like funds relating to the payment of any other amount (including payments of principal or interest on Competitive Loans which are not made ratably to the Banks) payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. If the Administrative Agent fails to send to any Bank its portion of any payment timely received by the Administrative Agent hereunder by the close of business on the day such payment was received, the Administrative Agent shall pay to such Bank interest on its portion of such payment from the day such payment was timely received by the Administrative Agent until the date such Bank's portion of such payment is sent to such Bank, at the Federal Funds Effective Rate.



FACILITY B

                  (b) Whenever any payment hereunder (including principal of or interest on any Borrowing or any fees or other amounts), shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, fees or other amounts, as the case may be; provided, however, if such extension would cause payment of interest on or principal of a Eurocurrency Loan to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (c) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent a Borrower shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Effective Rate. The provisions of this Section 2.19(c) shall apply, mutatis mutandis, for the benefit of the Foreign Currency Agent under each Foreign Currency Addendum from time to time in effect, whether or not such Foreign Currency Addendum shall expressly so provide.

                  SECTION 2.20. Taxes. (a) Any and all payments by the Borrowers hereunder (including any payments made under Section 2.09) shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the Administrative Agent's or any Bank's income and franchise taxes imposed on the Administrative Agent or any Bank, in each case by the United States or any jurisdiction under the laws of which it is organized or any political subdivision of such jurisdiction of organization (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Banks or the Administrative Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) such Bank or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxing authority or other governmental authority in accordance with applicable law.

                  (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from



FACILITY B
any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Loan (hereinafter referred to as "Other Taxes").

                  (c) Each Borrower will indemnify each Bank and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.20) paid by such Bank or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within 30 days after the date any Bank or the Administrative Agent, as the case may be, makes written demand therefor. If a Bank or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the applicable Borrower of the availability of such refund and shall, within 30 days after receipt by such Borrower, apply for such refund at such Borrower's expense. If any Bank or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes for which such Bank or the Administrative Agent has received payment from a Borrower hereunder it shall promptly notify such Borrower of such refund and shall, within 30 days after receipt of a request by such Borrower (or promptly upon receipt, if such Borrower has requested application for such refund pursuant hereto), repay such refund to such Borrower without interest, provided that such Borrower, upon the request of such Bank or the Administrative Agent, agrees to return such refund (plus penalties, interest or other charges) to such Bank or the Administrative Agent in the event such Bank or the Administrative Agent is required to repay such refund.

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by a Borrower in respect of any payment to any Bank (or transferee) or the Administrative Agent, such Borrower will furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing payment thereof or, if such original or copy of a receipt is not available from the relevant taxing authority, other documentation of payment reasonably satisfactory to such Bank (or transferee) or the Administrative Agent.

                  (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.20 shall survive the payment in full of principal and interest hereunder.

                  (f) Each Bank that is organized outside the United States and each Foreign Currency Bank shall promptly after the later of the date hereof or the date in which it shall become a "Bank" hereunder, or the date on which it shall execute and deliver a Foreign Currency Addendum, or shall become a party thereto, and from time to time thereafter upon the obsolescence or expiration of any previously delivered form or certificate (but only so long as such Bank or Foreign Currency Bank remains lawfully able to do so), provide the Company and the Administrative Agent with any form or certificate that is required by any taxing authority (including, if applicable, two original Internal Revenue Service forms 1001 or 4224, as appropriate (or any successor form or other form prescribed by the Internal Revenue Service), an original Internal Revenue Service form W-9 (or any



FACILITY B
successor form), as shall be appropriate to establish, subject to the penultimate sentence of this Section 2.19(f), that such Bank or Foreign Currency Bank is exempt from Home Jurisdiction Withholding Taxes on payments pursuant to this Agreement (including any payments made under any Foreign Currency Addendum); provided, however, that such Bank or Foreign Currency Bank shall have been advised in writing by the Company or any other Borrower (including at the time any renewal form is due) of the form or certificate applicable to it, determined by reference to the jurisdiction of organization and Applicable Lending Offices of such Bank or Foreign Currency Bank, or such other branch or office of such Bank or Foreign Currency Bank designated by such Bank or Foreign Currency Bank from time to time as the branch or office at which any of its Loans are to be made or maintained. Each Bank and Foreign Currency Bank shall promptly notify the Company and the Administrative Agent if, because of any change in the jurisdiction of organization or an Applicable Lending Office of such Bank or Foreign Currency Bank, (A) it is required to withdraw or cancel any form or certificate previously submitted by it or any form or certificate has otherwise become ineffective or inaccurate or (B) payments to it are or will be subject to withholding of any Home Jurisdiction Withholding Tax to a greater or lesser extent than the extent to which payments to it pursuant to this Agreement were previously subject. If any form or document referred to in this Section 2.19(f) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that each Bank or Foreign Currency Bank reasonably considers to be confidential, such Bank or Foreign Currency Bank shall give notice thereof to the Company and the Administrative Agent (and if such notice is given by a Foreign Currency Bank, the relevant foreign Currency Agent and the relevant Foreign Currency Borrower) and shall not be obligated to include in such form or document such confidential information; provided, however, such form or document will state that such confidential information may be requested directly from such Bank or Foreign Currency Bank. Unless the Borrowers and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under the Loans are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers, the Administrative Agent or the Foreign Currency Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Bank organized under the laws of a jurisdiction outside the United States or any Foreign Currency Bank.

                  (g) Any Bank or Foreign Currency Bank claiming any additional amounts payable pursuant to this Section 2.20 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by a Borrower or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Bank or Foreign Currency Bank, be otherwise disadvantageous to such Bank or Foreign Currency Bank.


                  SECTION 2.21. Borrowing Subsidiary. The Company may designate any Wholly- owned Subsidiary (other than an Inactive Subsidiary) as an additional Borrowing Subsidiary. Upon the acceptance by the Administrative Agent of a Borrowing Subsidiary Counterpart of this



FACILITY B

Agreement in the form of Exhibit 2.22 (a "Borrowing Subsidiary Counterpart") executed by such Wholly-owned Subsidiary and the Company, such Wholly-owned Subsidiary shall be a Borrowing Subsidiary and a party to this Agreement.

                  SECTION 2.22. Liability of Borrowing Subsidiaries. Notwithstanding anything in this Agreement to the contrary, in no event shall any Borrowing Subsidiary now or hereafter party to this Agreement be liable for the Loans or any other obligations of the Company or any other Borrowing Subsidiary hereunder; it being the intention of the parties hereto that each Borrowing Subsidiary shall be liable only for the Loans made to it and its other obligations hereunder.

                  SECTION 2.23. Terms of Foreign Currency Facilities. (a) The Company may in its discretion from time to time designate that one or more Borrowers may borrow Foreign Currency Loans on a revolving basis from any one or more Banks, with the consent of each such Bank in its sole discretion, by delivering a Foreign Currency Addendum to the Administrative Agent and the Banks (through the Administrative Agent) executed by the Company, each such Borrower and each such Bank; provided, however, that on the effective date of such designation (i) an Exchange Rate with respect to each Foreign Currency covered by such Foreign Currency Addendum shall be determinable by reference to the Reuters currency pages (or comparable publicly available screen) and (ii) no Default or Event of Default shall have occurred and be continuing. Each Borrower and, by agreeing to any Foreign Currency Addendum, each relevant Foreign Currency Bank, acknowledges and agrees that each reference in this Agreement to any Bank shall, to the extent applicable, be deemed to be a reference to such Foreign Currency Bank, subject to the second sentence of the definition of such term.

                  (b) Each Foreign Currency Addendum shall set forth (i) the maximum amount (expressed in Dollars and without duplication) available to be borrowed from all Foreign Currency Banks under such Foreign Currency Addendum (as the same may be reduced from time to time pursuant to Section 2.24(a) or Section 2.24(b), a "Foreign Currency Facility Maximum Borrowing Amount") and
(ii) with respect to each Foreign Currency Bank party to such Foreign Currency Addendum, the maximum amount (expressed in Dollars and without duplication) available to be borrowed from such Foreign Currency Bank thereunder (as the same may be reduced from time to time pursuant to Section 2.24(a) or Section 2.24(b), a "Foreign Currency Bank Maximum Borrowing Amount"). In no event shall the aggregate of all Foreign Currency Bank Maximum Borrowing Amounts in respect of any Foreign Currency Bank at any time exceed such Bank's Commitment. Except as provided in Section 2.23(c), the making of Foreign Currency Loans by a Foreign Currency Bank under a Foreign Currency Addendum shall under no circumstances reduce the amount available to be borrowed from such Bank under any other Foreign Currency Addendum to which such Bank is a party.

                  (c) Except as otherwise required by applicable law, in no event shall the Foreign Currency Banks have the right to accelerate the Foreign Currency Loans outstanding thereunder, or to terminate their commitments (if any) to make Foreign Currency Loans prior to the stated



FACILITY B
termination date in respect thereof, except that such Foreign Currency Banks shall, in each case, have such rights upon an acceleration of the Loans and a termination of the Commitments pursuant to Article VI, respectively. No Foreign Currency Loan may be made (i) which is denominated in any currency other than a Foreign Currency, (ii) if a Default or an Event of Default shall have occurred and be continuing or would result therefrom or (iii) if, after giving effect thereto, (A) the sum of the aggregate principal amount of the Dollar Loans and Foreign Currency Loans (Dollar Equivalent) (other than Competitive Loans) of any Bank then outstanding would exceed such Bank's Commitment, (B) the Dollar Equivalent of the aggregate principal amount of outstanding Foreign Currency Revolving Loans denominated in a specified Foreign Currency would exceed the applicable Foreign Currency Facility Maximum Borrowing Amount or (C) the sum of the Aggregate Revolving Credit Exposure and the Aggregate Competitive Loan Exposure would exceed the Total Commitment.

                  (d) The relevant Foreign Currency Banks, or, if so specified in the relevant Foreign Currency Addendum, an agent acting on their behalf, shall furnish to the Administrative Agent, promptly following the making, payment or prepayment of each Foreign Currency Revolving Loan, or at any other time at the request of the Administrative Agent, a statement setting forth the outstanding Foreign Currency Revolving Loans made under such Foreign Currency Addendum and the amount and terms of any pending prepayment notices or borrowing requests received by such Banks or agent through the date of the Administrative Agent's request.

                  (e) The relevant Borrower shall furnish to the Administrative Agent copies of any amendment, supplement or other modification to the terms of any Foreign Currency Addendum promptly after the effectiveness thereof.

                  (f) The Company may terminate any Foreign Currency Addendum, if there are not any Loans outstanding thereunder (or, if there are Loans outstanding thereunder) with the consent of each Foreign Currency Bank party thereto in its sole discretion, by written notice to the Administrative Agent, which notice shall be executed by the Company, each relevant Borrower and, if their consent is required, each such Foreign Currency Bank. Once notice of such termination is received by the Administrative Agent, such Foreign Currency Addendum and the loans and other obligations outstanding thereunder shall immediately cease to be subject to the terms of this Agreement.

                  SECTION 2.24. Currency Fluctuations, etc. (a) If, on any Reset Date or any Borrowing Date (after giving effect to (i) any Loans to be made or repaid on such date and (ii) any amendment, supplement or other modification to any Foreign Currency Addendum effective on such date of which the Administrative Agent has received notice), the Aggregate Outstanding Dollar
Revolving Extensions of Credit of any Bank exceeds the Dollar Revolving Credit Overage of such Bank (the amount of such excess, the "Dollar Revolving Credit Excess"), then the Administrative Agent shall promptly notify the Company of such Dollar Revolving Credit Excess. Within three Business Days after receiving such notice (during which time the Banks shall not be obligated to



FACILITY B
make any further Loans hereunder), the Company may (i) prepay Loans other than Foreign Currency Loans (or cause any Borrower to prepay Loans other than Foreign Currency Loans made to it) and/or (ii) as indicated in a facsimile notice (or telephone notice promptly confirmed by facsimile transmission) to the Administrative Agent, reduce the Foreign Currency Maximum Borrowing Amount with respect to any one or more Foreign Currency Addenda (and prepay Foreign Currency Loans to the extent required as a result of such reduction) so that the aggregate amount under clauses (i) and (ii) equals or exceeds and thereby eliminates such Dollar Revolving Credit Excess. To the extent the Company does not so eliminate such Dollar Revolving Credit Excess by the third Business Day, then such Bank's Foreign Currency Bank Maximum Borrowing Amount under each Foreign Currency Addendum to which such Bank is a party shall be reduced on such third Business Day by an amount equal to the product of such Dollar Revolving Credit Excess times a fraction the numerator of which shall equal the Foreign Currency Bank Maximum Borrowing Amount under such Foreign Currency Addendum and the denominator of which shall equal the aggregate of all Foreign Currency Bank Maximum Borrowing Amounts of such Bank under all Foreign Currency Addenda to which it is a party. After giving effect to any such reduction in Foreign Currency Bank Maximum Borrowing Amounts, the Foreign Currency Facility Maximum Borrowing Amount with respect to each Foreign Currency Addendum shall in turn be reduced to an amount equal to the aggregate of Foreign Currency Bank Maximum Borrowing Amounts of all Banks party to such Foreign Currency Addendum. Reductions in Foreign Currency Facility Maximum Borrowing Amounts and Foreign Currency Bank Maximum Borrowing Amounts pursuant to this Section 2.24(a) shall be effective until the amount thereof shall be recalculated by the Administrative Agent on the next succeeding Reset Date or Borrowing Date, and shall not be deemed to reduce the stated amount of any commitment of any Foreign Currency Bank in respect of any Foreign Currency Addendum, whether or not such Foreign Currency Bank shall at the time by reason of its Foreign Currency Bank Maximum Borrowing Amount be obligated to make Foreign Currency Loans thereunder in the full amount of such commitment.

                  (b) If, on any Reset Date or Borrowing Date (after giving effect to (i) any Loans to be made or repaid on such date and (ii) any amendment, supplement or other modification to any Foreign Currency Addendum effective on such date of which the Administrative Agent has received notice), the sum of (A) the Aggregate Outstanding Dollar Revolving Extensions of Credit of all the Banks and (B) the Aggregate Competitive Loan Exposure exceeds the Dollar Facility Overage (the amount of such excess, the "Dollar Facility Excess"), then the Administrative Agent shall promptly notify the Company of such Dollar Facility Excess. Within three Business Days after receiving such notice (during which time the Banks shall not be obligated to make any further Loans hereunder), the Company may (i) prepay Loans other than Foreign Currency Loans (or cause any Borrower to prepay Loans other than Foreign Currency Loans made to it) and/or (ii) as indicated in a facsimile notice (or telephone notice promptly confirmed by facsimile transmission) to the Administrative Agent, reduce the Foreign Currency Facility Maximum Borrowing Amount with respect to any one or more Foreign Currency Addenda (and prepay Foreign Currency Loans to the extent required as a result of such reduction) so that the aggregate amount under clauses (i) and (ii) equals or exceeds and thereby eliminates such Dollar Facility Excess. To the extent the Company does not so eliminate



FACILITY B
such Dollar Facility Excess by the third Business Day, then the Foreign Currency Facility Maximum Borrowing Amount under each Foreign Currency Addendum shall be reduced on such third Business Day by an amount equal to the product of such Dollar Facility Excess times a fraction the numerator of which shall equal the Foreign Currency Facility Maximum Borrowing Amount under such Foreign Currency Addendum and the denominator of which shall equal the aggregate of the Foreign Currency Facility Maximum Borrowing Amounts with respect to all Foreign Currency Addenda. Each such reduction in the Foreign Currency Facility Maximum Borrowing Amount under a Foreign Currency Addendum shall in turn reduce the respective Foreign Currency Bank Maximum Borrowing Amounts of each Foreign Currency Bank party to such Foreign Currency Addendum, pro rata on the basis of the respective Foreign Currency Bank Maximum Borrowing Amounts of such Foreign Currency Banks. Reductions in Foreign Currency Facility Maximum Borrowing Amounts and Foreign Currency Bank Maximum Borrowing Amounts pursuant to this Section 2.24(b) shall be effective until the amount thereof shall be recalculated by the Administrative Agent on the next succeeding Reset Date or Borrowing Date, and shall not be deemed to reduce the stated amount of any commitment of any Foreign Currency Bank in respect of any Foreign Currency Addendum.

                  (c) If, on any Reset Date, the Dollar Equivalent of the Foreign Currency Loans outstanding under a Foreign Currency Addendum exceeds 105% of the Foreign Currency Facility Maximum Borrowing Amount with respect thereto (after giving effect to any reductions therein effected pursuant to Section 2.24(a) or Section 2.24(b) on such date), then the relevant Borrower shall, within three Business Days after notice thereof from the Administrative Agent, prepay Foreign Currency Loans in an aggregate amount such that, after giving effect thereto, (i) the Dollar Equivalent of all such Foreign Currency Loans shall be equal to or less than such Foreign Currency Facility Maximum Borrowing Amount and (ii) the Dollar Equivalent of the Foreign Currency Loans of each relevant Foreign Currency Bank shall be equal to or less than such Foreign Currency Bank's Foreign Currency Bank Maximum Borrowing Amount with respect to such Foreign Currency Addendum.

                  (d) If, on any Reset Date, the Revolving Credit Exposure of any Bank exceeds 105% of such Bank's Commitment, then, within three Business Days after notice thereof from the Administrative Agent, the Company shall prepay and/or cause the relevant Borrowing Subsidiaries to prepay the Loans in accordance with this Agreement, in an aggregate amount such that, after giving effect thereto, the Revolving Credit Exposure of such Bank shall be equal to or less than such Bank's Revolving Credit Commitment.

                  (e) The Administrative Agent shall promptly notify the relevant Banks of the amount of any reductions in Foreign Currency Facility Maximum Borrowing Amounts or Foreign Currency Bank Maximum Borrowing Amounts, and the amount of any prepayments, required pursuant to this Section 2.24.

                  SECTION 2.25. Designation of Additional Foreign Currencies.
(a) The Company may from time to time request that any one or more additional freely available currencies which are



FACILITY B
freely transferable and freely convertible into Dollars be designated as "Foreign Currencies" hereunder by providing written notice to the Administrative Agent specifying (i) each proposed new currency and (ii) any proposed Borrowing Subsidiary to be a Borrower with respect to such proposed Foreign Currency. The Administrative Agent shall promptly forward to each Bank a copy of any such notice. Within ten Business Days following the receipt of such notice, each Bank shall notify the Administrative Agent in writing whether such designation is acceptable to such Bank, in its sole discretion, and (without such advice constituting a commitment on the part of such Bank to do so) whether such Bank has an interest in funding Loans in the proposed new currency and, if so, the level (as an amount expressed in Dollars) of such Bank's interest, and the Administrative Agent promptly shall notify the Company thereof.

                  (b) In the event that such designation is acceptable to the Majority Banks, and that the Administrative Agent shall determine (after consultation with the Company) that indications of interest in funding Loans in such proposed new currency sufficient to satisfy the Company's projected need for Loans denominated in such currency have been received from the Banks, the Company shall cause the proposed Borrower to deliver to the Administrative Agent
(i) a Borrowing Subsidiary Counterpart, as provided in Section 2.21, (ii) a Foreign Currency Addendum, as provided in Section 2.23, and (iii) such other documents and instruments as the Administrative Agent reasonably may request.

                  (c) From and after the date upon which the Administrative Agent has received the documents (all of which shall be in form and substance reasonably satisfactory to the Administrative Agent) described in Section 2.25(b), the term "Foreign Currency" shall be deemed to be amended to reflect the designation of such currency as a Foreign Currency, the terms "Borrowing Subsidiary" and "Borrower" shall be deemed to be amended to reflect such new Borrowing Subsidiary, and the term "Home Jurisdiction Withholding Taxes" shall be deemed to be amended to reflect the withholding taxes of the country of such new currency.

                  (d) The Administrative Agent shall give prompt notice to the Banks of the effectiveness of such designation and shall deliver to each copies of all documents delivered pursuant to Section 2.25(b).


                                   ARTICLE III

                              CONDITIONS OF LENDING

                  SECTION 3.01. Conditions Precedent to the Initial Loans to the Company or an Initial Borrowing Subsidiary. The obligation of each Bank to make its initial Loan to the Company or an Initial Borrowing Subsidiary is subject to the condition precedent that the Administrative Agent shall have received on or before the initial Borrowing Date the following, each dated (unless otherwise indicated) such date and, with respect to all such documents referred to in
Section 3.01(a),



FACILITY B

Section 3.01(b), Section 3.01(c), Section 3.01(d), Section 3.01(e), Section 3.01(f), Section 3.01(g), and Section 3.01(h) in sufficient copies for each Bank and the Administrative Agent:

                  (a) A counterpart of (i) this Agreement (to which all of the Exhibits and Schedules have been attached) dated as of the date hereof executed by the Company, the Initial Borrowing Subsidiaries, the Administrative Agent and the Banks, and (ii) in the case of an Initial Borrowing Subsidiary, its Foreign Currency Addendum, executed by the Company, the applicable Foreign Currency Agent and each of the Foreign Currency Banks parties thereto.

                  (b) (i) A copy of the articles of incorporation, as amended, of the Company, certified by the Secretary of State of the State of Texas and a certificate as to the good standing of the Company from the Comptroller of the State of Texas; (ii) a certificate of the Secretary or an Assistant Secretary of the Company certifying (A) that attached thereto is a true and complete copy of the bylaws of the Company as in effect on the date of such certificate and at all times since a date prior to the date of the resolutions described in (B) below, (B) that attached thereto is a true and complete copy of resolutions (i) duly adopted by the Executive Committee of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Agent's Fee Letter and (ii) duly adopted by the Board of Directors of the Company, appointing said Executive Committee, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the articles of incorporation of the Company have not been amended since the last amendment thereto shown on the good standing certificate furnished pursuant to (i) above and (D) as to the incumbency and specimen signatures of each officer of the Company executing this Agreement and the Agent's Fee Letter and
         (iii) a certificate of another officer of the Company as to the incumbency and specimen signatures of the Secretary or Assistant Secretary of the Company.

                  (c) (i) A copy of the articles or certificate of incorporation (or other similar evidence of organization) of each Initial Borrowing Subsidiary, together with all amendments, and a current certificate of good standing, both certified by the appropriate governmental officer, in its jurisdiction of organization; (ii) a certificate of the Secretary or Assistant Secretary of such Initial Borrowing Subsidiary certifying, inter alia, (A) true and correct copies of the bylaws (or other similar document) of such Initial Borrowing Subsidiary as in effect on the date of such certificate and at all times since a date prior to the date of the resolutions or other action described in clause (B) below, (B) true and complete copies of resolutions duly adopted by the Board of Directors of such Initial Borrowing Subsidiary (or of the taking of such other action as may be necessary and appropriate under applicable law), authorizing such Initial Borrowing Subsidiary to execute, deliver and perform its obligations under this Agreement and to borrow and effect other transactions hereunder, and that such resolutions or other action has not been modified, rescinded or amended and is in full force and effect and (C) the incumbency and specimen signatures of the Persons executing any



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         documents on behalf of such Initial Borrowing Subsidiary; and (iii) a certificate of another officer of such Initial Borrowing Subsidiary as to the incumbency and specimen signature of the Secretary or Assistant Secretary of such Initial Borrowing Subsidiary.

                  (d) A certificate of a Senior Vice President, an Executive Vice President or a Vice President of the Company certifying (i) the truth of the representations and warranties made by the Company in this Agreement and (ii) the absence of the occurrence and continuance of any Default or Event of Default and (iii) that on or prior to the initial Borrowing Date, the principal of and interest on all loans, all accrued fees and all other amounts due under the Existing Agreements shall have been paid in full and the commitments thereunder shall have been terminated.

                  (e) A certificate of a principal officer of each Initial Borrowing Subsidiary certifying (i) the truth of the representations and warranties set forth in this Agreement with respect to such Initial Borrowing Subsidiary and (ii) the absence of the occurrence and continuance of any Default or Event of Default with respect to such Initial Borrowing Subsidiary.

                  (f) The written opinions of (i) Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel to the Company and the Initial Borrowing Subsidiaries, addressed to the Administrative Agent and the Banks and in form and substance acceptable to the Administrative Agent and the Banks and (ii) James M. Shelger, Senior Vice President, General Counsel and Secretary of the Company, addressed to the Administrative Agent and the Banks and in form and substance acceptable to the Administrative Agent and the Banks.

                  (g) One or more written opinions of local counsel to each Initial Borrowing Subsidiary, each in form and substance satisfactory to the Administrative Agent and the Banks.

                  (h) A letter from Corporation Service Company, in form and substance satisfactory to the Administrative Agent, evidencing the obligation of Corporation Service Company to accept service of process in the State of New York on behalf of each Initial Borrowing Subsidiary.

                  (i) An Administrative Questionnaire completed by each Bank.

In addition, on the Effective Date the Administrative Agent shall have received all fees which it is entitled to receive on such date pursuant to the Agent's Fee Letter.

                  SECTION 3.02. Conditions Precedent to the Initial Loan to each Borrowing Subsidiary (other than an Initial Borrowing Subsidiary). The obligation of each Bank to make its initial Loan to any Borrowing Subsidiary (other than an Initial Borrowing Subsidiary) is subject to



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the further conditions precedent that the Administrative Agent shall have received on or before the Borrowing Date for such Loan the following, each dated such date, and in sufficient copies for each Bank:

                  (a) A Borrowing Subsidiary Counterpart executed by such Borrowing Subsidiary and acknowledged by the Company and, if such Borrowing Subsidiary is to obtain Foreign Currency Loans, a counterpart of its Foreign Currency Addendum, executed by the Company, the applicable Foreign Currency Agent and the Foreign Currency Banks parties thereto.

                  (b) (i) A copy of the articles or certificate of incorporation (or other similar evidence of organization) of such Borrowing Subsidiary, together with all amendments, and a current certificate of good standing, both certified by the appropriate governmental officer, in its jurisdiction of organization; (ii) a certificate of the Secretary or Assistant Secretary of such Borrowing Subsidiary certifying, inter alia, (A) true and correct copies of the bylaws (or other similar document) of such Borrowing Subsidiary as in effect on the date of such certificate and at all times since a date prior to the date of the resolutions or other action described in clause (B) below,
         (B) true and complete copies of resolutions duly adopted by the Board of Directors of such Borrowing Subsidiary (or of the taking of such other action as may be necessary and appropriate under applicable law), authorizing such Borrowing Subsidiary to execute, deliver and perform its obligations under its Borrowing Subsidiary Counterpart this Agreement, and to borrow and effect other transactions hereunder, and that such resolutions or other action has not been modified, rescinded or amended and is in full force and effect and (C) the incumbency and specimen signatures of the Persons executing any documents on behalf of such Borrowing Subsidiary; and (iii) a certificate of another officer of such Borrowing Subsidiary as to the incumbency and specimen signature of the Secretary or Assistant Secretary of such Borrowing Subsidiary.

                  (c) A certificate of a principal officer of such Borrowing Subsidiary certifying (i) the truth of the representations and warranties set forth in this Agreement with respect to such Borrowing Subsidiary and (ii) the absence of the occurrence and continuance of any Default or Event of Default with respect to such Borrowing Subsidiary.

                  (d) Written opinions of (i) counsel to such Borrowing Subsidiaries, and (ii) the respective Foreign Currency Agents, each in form and substance (including, without limitation, the allocation as between such counsel of the matters covered by their respective opinions) satisfactory to the Administrative Agent and the Banks.

                  (e) A letter from Corporation Service Company in form and substance satisfactory to the Administrative Agent, evidencing the obligation of Corporation Service Company to accept service of process in the State of New York on behalf of such Borrowing Subsidiary.



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                  (f) Such other documents as either the Administrative Agent or any Bank through the Administrative Agent may have reasonably requested.

                  SECTION 3.03. Conditions Precedent to Each Committed Borrowing and Foreign Currency Revolving Borrowing. The obligation of each Bank to make a Committed Loan on the occasion of any Committed Borrowing and each Foreign Currency Revolving Loan on the occasion of any Foreign Currency Revolving Borrowing (including the initial Committed Borrowing and the initial Foreign Currency Revolving Borrowing) shall be subject to the further conditions precedent that on the Borrowing Date of such Borrowing or Foreign Currency Revolving Borrowing the following statements shall be true (and each of the giving of the applicable Committed Borrowing Request or the notice required by the applicable Foreign Currency Addendum and the acceptance by a Borrower of the proceeds of such Borrowing shall constitute a representation and warranty by the Company and such Borrower (if not the Company) that on the date of such Borrowing such statements are true; provided, however, that to the extent such representation and warranty is made by a Borrowing Subsidiary, such representation and warranty shall (in the case of clauses (a) and (b) be made only with respect to such Borrowing Subsidiary and its Subsidiaries):

                  (a) The representations and warranties contained in Article IV are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; provided, however, that for purposes of this clause (a), on and after any date on which the Company delivers its consolidated financial statements to the Administrative Agent and the Banks pursuant to Section 5.01(a)(i) or 5.01(a)(ii), as the case may be, (A) the reference in the first sentence of Section 4.07 to the Company Financials shall be a reference to the consolidated financial statements of the Company and its Subsidiaries most recently delivered to the Administrative Agent and the Banks by the Company pursuant to Section 5.01(a)(i) or 5.01(a)(ii), as the case may be, prior to the date of such Borrowing and (B) the reference in the last sentence of Section 4.07 to December 31, 1996, shall be a reference to the date of the audited consolidated financial statements most recently delivered to the Administrative Agent and the Banks pursuant to Section 5.01(a)(i);

                  (b) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes either a Default or an Event of Default; and

                  (c) Following the making of such Borrowing and all other Borrowings to be made on the same day under this Agreement, the aggregate principal amount of all Loans (by Dollar Equivalent in the case of Foreign Currency Loans) then outstanding shall not exceed the Total Commitment.

                  SECTION 3.04. Conditions Precedent to Each Competitive Borrowing. The obligation of each Bank which is to make a Competitive Loan on the occasion of a Competitive



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Borrowing (including the initial Competitive Borrowing) to make such Competitive
Loan as part of such Competitive Borrowing is subject to the further conditions precedent that:

                  (a) The Administrative Agent shall have received a Competitive Bid Request with respect thereto; and

                  (b) On the Borrowing Date of such Competitive Borrowing the following statements shall be true (and each of the giving of the applicable Competitive Bid Request and the acceptance by a Borrower of the proceeds of such Competitive Borrowing shall constitute a representation and warranty by the Company and such Borrower (if not the Company) that on the date of such Competitive Borrowing such statements are true; provided, however, that to the extent such representation and warranty is made by a Borrowing Subsidiary, such representation and warranty shall (in the case of clauses (i) and (ii) be made only with respect to such Borrowing Subsidiary and its Subsidiaries):

                           (i) The representations and warranties contained in
                  Article IV are correct on and as of the date of such Competitive Borrowing, before and after giving effect to such Competitive Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; provided, however, that for purposes of this clause (i), on and after any date on which the Company delivers its consolidated financial statements to the Administrative Agent and the Banks pursuant to Section 5.01(a)(i) or 5.01(a)(ii), as the case may be, (A) the reference in the first sentence of Section 4.07 to the Company Financials shall be a reference to the consolidated financial statements of the Company and its Subsidiaries most recently delivered to the Administrative Agent and the Banks by the Company pursuant to Section 5.01(a)(i) or 5.01(a)(ii), as the case may be, prior to the date of such Competitive Borrowing and (B) the reference in the last sentence of Section 4.07 to December 31, 1996, shall be a reference to the date of the audited consolidated financial statements most recently delivered to the Administrative Agent and the Banks pursuant to Section 5.01(a)(i);

                           (ii) No event has occurred and is continuing, or
                  would result from such Competitive Borrowing or from the application of the proceeds therefrom, which constitutes either a Default or an Event of Default; and

                           (iii) Following the making of such Competitive
                  Borrowing and all other Borrowings to be made on the same day under this Agreement, the aggregate principal amount of all Loans (by Dollar Equivalent in the case of Foreign Currency Loans) then outstanding shall not exceed the Total Commitment.

                  SECTION 3.05. Conditions Precedent to Conversions and Continuations. The obligation of the Banks to convert any existing Committed Borrowing into a Eurodollar Committed



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                                      -57-
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Borrowing or to continue any existing Committed Borrowing as a Eurodollar
Committed Borrowing is subject to the condition precedent that on the date of such conversion or continuation no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation. The acceptance of the benefits of each such conversion and continuation shall constitute a representation and warranty by the Company and each Borrowing Subsidiary to each of the Banks that no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation; provided, however, that to the extent such representation and warranty is made by a Borrowing Subsidiary, such representation and warranty shall be made only with respect to such Borrowing Subsidiary and its Subsidiaries.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  The Company represents and warrants to the Administrative Agent and the Banks and, to the extent the following relates to any Borrowing Subsidiary or its Subsidiaries, such Borrowing Subsidiary severally represents and warrants to the Administrative Agent and the Banks as follows (all references in this Article IV to "this Agreement" being deemed to include also, in the case of any Borrowing Subsidiary (other than an Initial Borrowing Subsidiary), its Borrowing Subsidiary Counterpart):

                  SECTION 4.01. Organization and Qualification. The Company and each of its Subsidiaries (except Inactive Subsidiaries) (a) are entities duly organized, validly existing and in good standing under the laws of the respective jurisdictions of their organization, (b) have the corporate or other power to own their property and to carry on their businesses as now conducted and (c) are duly qualified to do business as foreign corporations and are in good standing in every jurisdiction in which the failure to be so qualified would have a material adverse effect upon the business or properties of the Company and its Subsidiaries taken as a whole or upon the ability of any Borrower to perform its obligations under this Agreement or, in the case of the Company, the Guaranty. The Company is a Texas corporation. The corporations named in Schedule 4.01 are the only Subsidiaries of the Company on the date of this Agreement, and such Schedule accurately reflects the percentage of (y) the issued and outstanding capital stock and (z) the stock of each class having ordinary voting power, of each Subsidiary owned by the Company on the date of this Agreement and accurately identifies the Consolidated Subsidiaries, the Inactive Subsidiaries, the Substantially-owned Subsidiaries and the Wholly-owned Subsidiaries on the date of this Agreement.

                  SECTION 4.02. Authorization, Validity, Etc. Each Borrower has the corporate or other power and authority to make and carry out this Agreement (and, in the case of the Company, the Guaranty), to make the Borrowings provided for herein and to perform its obligations hereunder (and, in the case of the Company, the Guaranty) and all such action has been duly authorized by all necessary corporate proceedings on its part. This Agreement has been duly and validly executed and



FACILITY B
delivered by the Borrowers and the Guaranty and the Agent's Fee Letter have been duly and validly executed and delivered by the Company and all such agreements constitute valid and legally binding agreements of the Borrowers parties thereto enforceable in accordance with their respective terms, except, in each case, as such enforceability may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights.

                  SECTION 4.03. Governmental Consents, Etc. No authorization, consent, approval, license or exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is necessary for the valid execution, delivery or performance by any Borrower of this Agreement, or by the Company of the Guaranty or the Agent's Fee Letter.

                  SECTION 4.04. Conflicting or Adverse Agreements or Restrictions. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any restriction which materially and adversely affects the business or assets or financial condition of the Company and its Subsidiaries taken as a whole. Neither the execution nor delivery of this Agreement or the Guaranty nor compliance with the terms and provisions hereof or thereof nor any Borrowing will be contrary to the provisions of, or constitute a default under, (a) the charter or bylaws of the Company or any of its Subsidiaries or (b) any applicable law or any applicable regulation, order, writ, injunction or decree of any court or governmental instrumentality or (c) any agreement to which the Company or any of its Subsidiaries is a party or by which it is bound or to which it is subject, which default, in the case of clause (b) or (c) of this Section 4.04 could, individually or together with all other such defaults described in this Section 4.04, reasonably be expected to result in a material adverse change in the business or condition of the Company and its Subsidiaries taken as a whole or upon the ability of any Borrower to perform its obligations under this Agreement and, in the case of the Company, the Guaranty.

                  SECTION 4.05. Title to Assets. The Company and each Subsidiary (except Inactive Subsidiaries) have good and indefeasible title to their respective assets, subject to no Liens, except those permitted in Section 5.02(c).

                  SECTION 4.06. Actions Pending. There is no action or proceeding pending or, to the knowledge of any Borrower, threatened against the Company or any of its Subsidiaries before any court or administrative agency which could reasonably be expected to result in a material adverse change in the business or condition of the Company and its Subsidiaries taken as a whole or upon the ability of such Borrower to perform its obligations under this Agreement and, in the case of the Company, the Guaranty.

                  SECTION 4.07. Financial Statements. The Company has furnished or has caused to be furnished to each Bank (a) consolidated financial statements of the Company as at and for the fiscal year ended December 31, 1996, included in the Company's annual report for the fiscal year ended December 31, 1996 and accompanied by the report and opinion of Coopers & Lybrand L.L.P.,



FACILITY B
                                      -59-
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(b) the Annual Report of the Company on Form 10-K for the fiscal year ended
December 31, 1996 and (c) the Quarterly Report of the Company on Form 10-Q for the fiscal quarter ended March 31, 1997 (the financial statements described in clauses (a) through (c) being collectively, the "Company Financials"). The Company Financials have been prepared in conformity with GAAP consistently followed (except as otherwise disclosed in such financial statements) throughout the periods involved and present fairly the consolidated financial condition of the Company and its Consolidated Subsidiaries and the consolidated results of operations of the Company and its Consolidated Subsidiaries as at the dates and for the periods indicated. There has been no material adverse change in the consolidated condition or operation, financial or otherwise, of the Company and its Subsidiaries since December 31, 1996.

                  SECTION 4.08. Default. Neither the Company nor any of its Subsidiaries is in default in any respect under the provisions of any instrument evidencing any Debt or of any agreement relating thereto, or in default in any respect under any order, writ, injunction or decree of any court, or in default in any respect under or in violation of any law, order, regulation or demand of any governmental instrumentality, which defaults or violations could reasonably be expected to have a material adverse effect upon the business or properties of the Company and its Subsidiaries taken as a whole or upon the ability of any Borrower to perform its obligations under this Agreement and, in the case of the Company, the Guaranty.

                  SECTION 4.09. Investment Company Act. Neither the Company nor any of its Subsidiaries is, or is directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                  SECTION 4.10. Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a non-exempt "holding company," or subject to regulation as such, or, to the knowledge of the Company's officers, an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 4.11 ERISA. Neither the Company nor any of its Subsidiaries has incurred any accumulated funding deficiency, within the meaning of ERISA, material to the Company and its Subsidiaries taken as a whole, whether or not waived, or any liability material to the Company and its Subsidiaries, when taken as a whole, under Title IV of ERISA.

                  SECTION 4.12. Payment of Taxes. The Company and each of its Subsidiaries (except Inactive Subsidiaries) have filed all federal and state income and franchise tax returns which, to the knowledge of the officers thereof, are required to be filed and have paid all taxes shown on said returns and all assessments which are due other than such taxes and assessments which are being contested in good faith by appropriate proceedings diligently conducted and for which reserves or other appropriate provisions, if any, as shall be required by GAAP, have been made. The



FACILITY B
consolidated federal income tax returns of the Company and its Consolidated Subsidiaries have been examined and reported on by the Internal Revenue Service for all fiscal years to and including the fiscal year ended December 31, 1992.

                  SECTION 4.13. Purpose of Loans. None of the proceeds of the Loans will be used for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation G or Regulation U (herein called "Margin Stock") or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry Margin Stock, or for any other purpose which might constitute a "purpose" credit within the meaning of Regulation G or Regulation U, as now in effect or as they may hereafter be amended. Margin Stock did not on December 31, 1996, and does not on the date hereof constitute more than 25% of the assets of the Company or any of its Subsidiaries, and the Company and the other Borrowers do not intend or foresee that Margin Stock will at any time during the term of this Agreement constitute more than 25% of such assets.

                  SECTION 4.14. Patents, Etc. The Company and each of its Subsidiaries have all patents, patent rights or licenses, trademarks, service marks, trademark rights, trade names, trade name rights, and copyrights which are required in order for it to conduct its business as now conducted without any known material conflict with the rights of others.

                  SECTION 4.15. No Material Guarantees or Letters of Credit. Each Assured Obligation and each Letter of Credit Obligation of the Company and its Subsidiaries is listed in the Company Financials, in the most recently delivered financial statements delivered pursuant to Section 5.01(a) or on
Schedule 4.15, other than any such Assured Obligation or Letter of Credit Obligation which individually does not exceed $100,000 or which together with all such other Assured Obligations and Letter of Credit Obligations does not exceed $1,000,000; provided, however, after the Effective Date, Schedule 4.15 shall be deemed to include all Assured Obligations and Letter of Credit Obligations of the Company and its Subsidiaries incurred or issued in accordance with the provisions of Section 5.02(g). Neither the Company nor any of its Subsidiaries has any liability, contingent or otherwise, which either individually or collectively with all such other liabilities could reasonably be expected to have a material adverse effect upon the business or properties of the Company and its Subsidiaries taken as a whole or upon the ability of any Borrower to perform its obligations under this Agreement and, in the case of the Company, the Guaranty.

                  SECTION 4.16. Enhancement Agreements. Schedule 4.16 describes the principal amount of all obligations, including all Debt, Letter of Credit Obligations and unfunded commitments which are covered by any Enhancement Agreement; provided, however, after the Execution Date, Schedule 4.16 shall be deemed to include all such principal obligations described on the schedule most recently delivered pursuant to the last sentence of Section 5.01(a).



FACILITY B
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                                    ARTICLE V

                                    COVENANTS

                  SECTION 5.01. Affirmative Covenants. So long as any Loan shall remain unpaid or any Bank shall have any Commitment hereunder, unless the Majority Banks shall otherwise agree in writing, each Borrower covenants and agrees for itself and the Company covenants and agrees with respect to each other Borrower as follows:

                  (a) Financial Statements and Other Information. The Company shall deliver to each Bank:

                           (i) As soon as available, and in any event within 120
                  days after the end of each fiscal year, a copy of the annual audit report of the Company for such fiscal year containing a consolidated balance sheet, a consolidated statement of income, a consolidated statement of stockholders' equity and a consolidated statement of cash flows, all in reasonable detail and accompanied by a report and opinion of Coopers & Lybrand L.L.P. or another independent certified public accountant of recognized standing satisfactory to the Majority Banks. The Company will obtain from such accountants and deliver to each Bank at the time said financial statements are delivered the written statement of such accountants that in making the examination necessary for said report and opinion they have obtained no knowledge of any Event of Default or Default, or if such accountants shall have obtained knowledge of any Event of Default or Default, they shall state the nature and period of existence thereof in such statement; provided, that such accountants shall not be liable directly or indirectly to any such Bank for failure to obtain knowledge of any Event of Default or Default;

                           (ii) As soon as available, and in any event within 60
                  days after the end of each of the first three quarterly accounting periods in each fiscal year, a consolidated statement of stockholders' equity and the report of the Company to the Securities and Exchange Commission on Form 10-Q;

                           (iii) Promptly after sending or filing thereof,
                  copies of all statements and reports sent to stockholders and all effective registration statements and regular or periodic reports filed with the Securities and Exchange Commission;

                           (iv) Promptly upon request, such additional financial
                  or other information as any Bank may reasonably request;

                           (v) Promptly, and in any case within five days after
                  the President, the Senior Vice President and Chief Financial Officer, the Vice President and Treasurer or the General Counsel of the Company learns thereof, notice of (A) the occurrence of a Default or an Event of Default, (B) any material default of the Company or any



FACILITY B
                  of its Subsidiaries under any other borrowed money obligation,
                  (C) any monetary or other material default of the Company or any of its Subsidiaries under any material contract or (D) receipt of any notice from any federal or other governmental instrumentality of any violation by the Company or any of its Subsidiaries of any legal requirement, which violation together with all other such violations by the Company and its Subsidiaries could reasonably be expected to have a material adverse effect upon the business or properties of the Company and its Subsidiaries taken as a whole or upon the ability of any Borrower to perform its obligations under this Agreement and, in the case of the Company, the Guaranty, describing the nature of such Default, such Event of Default, such default or such violation and what action the Company or such Subsidiary, as the case may be, has taken or proposes to take with respect thereto; and

                           (vi) Promptly after each annual meeting of the
                  Company's shareholders, an Officer's Certificate of the election and incumbency of the Company's officers and directors in form and substance satisfactory to the Banks.

         All financial statements specified in clauses (i) and (ii) above shall be furnished in consolidated form for the Company and its Consolidated Subsidiaries. Investments by the Company in its Subsidiaries other than its Consolidated Subsidiaries shall be accounted for on the equity method. Together with each delivery of financial statements required by clauses (i) and (ii) above, the Company will deliver to each Bank (y) schedules and/or computations demonstrating that the Company is in compliance with its covenants in Sections 5.02(a), 5.02(b), 5.02(c) and 5.02(g) or reflecting any noncompliance therewith as at the applicable date and (z) an Officer's Certificate stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, stating the nature thereof, the period of existence thereof and what action the Company or any other Borrower has taken or proposes to take with respect thereto. Together with each delivery of financial statements required by clause (i) above, the Company will deliver to each such Bank a schedule of the principal amount of all obligations of the Company covered by any Enhancement Agreement.

                  (b) Books and Records. Each Borrower shall maintain, and cause each of its Subsidiaries to maintain, proper books of record and account in accordance with generally accepted accounting practices.

                  (c) Insurance. Each Borrower shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible companies (or by self insurance to the extent authorized by law) in such amounts and against such risks as is customarily carried on comparable business and properties, and furnish to the Banks, upon request by the Administrative Agent or any Bank, an Officer's Certificate containing full information as to the insurance carried and self insurance levels maintained; and promptly after notice in writing from the Administrative Agent obtain such additional insurance as the



FACILITY B

         Administrative Agent may reasonably request and which is customarily carried on comparable businesses or properties.

                  (d) Maintenance of Property. Each Borrower shall cause its property and the property of its Subsidiaries to be maintained, preserved, protected and kept in good repair, working order and condition so that the business carried on in connection therewith may be conducted properly and efficiently.

                  (e) Inspection of Property and Records. Upon reasonable advance notice, each Borrower shall permit any Person designated by the Administrative Agent or any of the Banks in writing to visit and inspect any of the properties, corporate books and financial records of such Borrower and its Subsidiaries and discuss their respective affairs and finances with their principal officers, all at such times as the Administrative Agent or such Bank may reasonably request.

                  (f) Existence, Laws, Obligations. The Company shall maintain its corporate existence, comply and cause its Subsidiaries (except Inactive Subsidiaries) to comply with all applicable statutes and governmental regulations, including all applicable environmental statutes and regulations (except those the validity or applicability of which the Company shall be contesting in good faith and by appropriate proceedings diligently conducted for which such reserves or other appropriate provisions, if any, as shall have been required by GAAP, have been made), where the failure to so comply would have a material adverse effect on the business, operations, property or condition of the Company and its Subsidiaries taken as a whole or upon the ability of any Borrower to perform its obligations under this Agreement and, in the case of the Company, the Guaranty, and pay and cause its Subsidiaries (except Inactive Subsidiaries) to pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which if unpaid might become a Lien against the property of the Company or such Subsidiary (except Inactive Subsidiaries), and where the failure to make such payment or where the creation of such Lien would have a material adverse effect on the business, operations, property, or condition of the Company and its Subsidiaries taken as a whole or upon the ability of any Borrower to perform its obligations under this Agreement and, in the case of the Company, the Guaranty, except any of the foregoing liabilities being contested in good faith by appropriate proceedings diligently conducted for which such reserves or other appropriate provisions, if any, as shall have been required by GAAP, have been made.

                  SECTION 5.02. Negative Covenants. So long as any Loan shall remain unpaid or any Bank shall have any Commitment hereunder, without the written consent of the Majority Banks:

                  (a) Net Worth. The Company will not permit Net Worth at any time to be less than $1,100,000,000.



FACILITY B

                  (b) Debt. The Company will not permit the ratio of Consolidated Debt to Total Capitalization at any time to be greater than .65 to 1.0.

                  (c) Liens, Etc. The Company will not, and will not permit any of its Subsidiaries to, incur any Liabilities secured by a Lien upon any of the assets of the Company or any such Subsidiary or upon any shares of stock or any long-term receivable of the Company due from any of its Subsidiaries (whether such assets, shares of stock or long-term receivables are now owned or hereafter acquired) without in any such case effectively providing concurrently with the incurrence of any such Liability that all sums payable at that time or thereafter under this Agreement and the Guaranty (together with, if the Company shall so determine, any other Liabilities of the Company or such Subsidiary then existing or thereafter created which is not subordinate to such sums) shall be secured equally and ratably with (or at the option of the Company, prior to) such Liability, so long as such Liability shall be so secured; provided, however, that nothing in this Section 5.02(c) shall prevent, restrict or apply to (and there shall be excluded from secured Debt in any computation under this Section 5.02(c)) Liabilities secured by):

                           (i) Liens for taxes, assessments, or similar charges,
                  incurred in the ordinary course of business that are not yet past due or which are being contested by the Company or such Subsidiary in good faith and against which adequate reserves as required by GAAP have been established by the Company or such Subsidiary, as the case may be;

                           (ii) Pledges or deposits made in the ordinary course
                  of business to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;

                           (iii) Liens of mechanics, materialmen, repairmen,
                  warehousemen, carriers or other like Liens, securing obligations incurred in the ordinary course of business that are not yet past due or which are being contested by the Company or such Subsidiary in good faith and against which adequate reserves as required by GAAP have been established by the Company or such Subsidiary, as the case may be;

                           (iv) Liens which secure Liabilities owing by a
                  Subsidiary of the Company to the Company or to another Subsidiary of the Company;

                           (v) Deposits to secure the performance of bids, trade
                  contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;



FACILITY B

                           (vi) Easements, rights-of-way, restrictions and other
                  similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Subsidiary; and

                           (vii) Liens not otherwise permitted under this
                  Section 5.02(c) which secure Liabilities permitted hereunder not exceeding, as to the Company and its Consolidated Subsidiaries, 10% of Consolidated Assets at any time outstanding.

                  (d) Stock of Subsidiaries, Merger, Sale of Assets, Etc. The Company will not permit any of its Subsidiaries to issue or dispose of its stock (other than directors' qualifying shares) except to the Company or to another Subsidiary of the Company, and the Company will not and will not permit any of its Subsidiaries to sell or otherwise dispose of any shares of stock of, or obligation (howsoever evidenced) from, any Subsidiary of the Company, or to merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of all or a substantial part of its assets (as distinguished from sales of excess land and other assets in the ordinary course of business which are permitted), whether in one transaction or a series of transactions, provided, however, that so long as after giving effect thereto no Default or Event of Default shall exist, the following transactions shall be permitted pursuant to this Section 5.02(d):

                           (i) Any corporation including any Subsidiary of the
                  Company may merge or consolidate with the Company provided that the Company shall be the continuing or surviving corporation;

                           (ii) Any corporation may merge into or consolidate
                  with any Subsidiary of the Company provided that the continuing or surviving corporation is a Subsidiary of the Company;

                           (iii) Any Subsidiary of the Company may sell, lease,
                  transfer or otherwise dispose of any of its assets to the Company or another Subsidiary of the Company;

                           (iv) Provident may sell, lease, transfer or otherwise
                  dispose of the stock or any assets of any Enforcement Subsidiary in an arm's-length transaction;

                           (v) The Company may, with respect to any Acquisition,
                  effect a disposition of stock or assets to the extent required pursuant to any agreement or consent order entered into between the Company and the Federal Trade Commission in connection with and as a condition to such Acquisition; and



FACILITY B

                           (vi) The Company or any of its Subsidiaries may sell
                  or otherwise dispose of the stock of, or all or substantially all of the assets of, any of their respective Subsidiaries if, after giving effect to such sale or other disposition the aggregate amount of all such sales and dispositions by the Company and its Subsidiaries (including all dispositions pursuant to clause (vi) above) occurring on and after the Execution Date to the date of such sale or disposition do not exceed 10% of Consolidated Assets on the date of such sale or disposition.

         Consensual Liens granted by the Company or any of its Subsidiaries permitted pursuant to Section 5.02(c) shall not constitute a "disposition" for purposes of this Section 5.02(d) until such time as holder of any such Lien forecloses or otherwise enforces such Lien.

                  (e) Change in Accounting Method. The Company will not and will not permit any of its Subsidiaries to make any change in the method of computing depreciation for financial statement purposes or any other material change in accounting methods other than such changes as may be required by the Financial Accounting Standards Board or the Securities and Exchange Commission or to conform newly acquired Subsidiaries to the Company's accounting methods. Upon making any such change, the Company will promptly give the Banks notice thereof.

                  (f) Change of Business. The Company will not and will not permit any of its Subsidiaries to engage in a line or lines of business other than those being engaged in by the Company or one or more of its existing Subsidiaries on the date of this Agreement and lines of business related to the death care industry.

                  (g) Guaranties and Letters of Credit. The Company will not and will not permit any Subsidiary of the Company to make or permit to remain outstanding any Assurance or any Letter of Credit unless, after giving effect thereto, the aggregate amount of all Assured Obligations and Letter of Credit Obligations then outstanding shall not exceed 20% of Net Worth, excluding, without duplication, the sum of the aggregate outstanding amount of all Debt of the Company and its Subsidiaries guaranteed by any such Assurances.

                  (h) ERISA. The Company will not at any time permit any Plan to:

                           (i) Engage in any "prohibited transaction" as such
                  term is defined in Section 4975 of the Code or in Section 406 of ERISA for which there is no applicable exemption;

                           (ii) Incur any "accumulated funding deficiency" as
                  such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived;



FACILITY B

                           (iii) Be terminated under circumstances which are
                  likely to result in the imposition of a Lien on the property of the Company or any member of the ERISA Group pursuant to
                  Section 4068 of ERISA, if and to the extent such termination is within the control of the Company; or

                           (iv) Cease to comply in any material respect with the
                  provisions of the Code and ERISA applicable to such Plan,

         if any event or condition described in clause (i), (ii), (iii) or (iv) above is likely to subject the Company or any member of its ERISA Group to a liability which, in the aggregate, is material in relation to the business, operations, property or condition, financial or otherwise, of the Company and the other members of its ERISA Group on a consolidated basis.

                  (i) Restriction on Use of Proceeds. No Borrower nor any agent acting on behalf of any Borrower has taken or will take any action, or has suffered to exist or will suffer to exist any condition, that might cause this Agreement or any Loan to violate Regulation G, Regulation U, Regulation X, or any other regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect. No Borrower will use, directly or indirectly, the proceeds of any Loan hereunder to acquire any security (within the meaning of the Securities Exchange Act of 1934, as amended), in any tender offer subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended, unless such tender offer has been approved by the Board of Directors (or other analogous body) of the issuer of the securities that are the subject of such tender offer, so long as a majority of the directors (or members) constituting such Board (or such body) were directors (or members) at least 30 days prior to the making of such tender offer.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) Failure to Pay the Loans or the Guaranty. The Company or any Borrowing Subsidiary shall fail to pay or prepay (i) any principal of or interest on any Loan or, in the case of the Company, any of the Guaranteed Obligations, when due under this Agreement or (ii) any other amount due hereunder within ten days following the date on which payment of such other amount is due; or

                  (b) Failure to Pay Certain Other Indebtedness. The Company or any of its Subsidiaries does not pay principal of or interest on any other Debt, Assured Obligation or



FACILITY B

         Letter of Credit Obligation, in an amount of $10,000,000 or more, owed to a financial institution, when due or within any grace period allowed by such Debt, Assured Obligation or Letter of Credit Obligation, or if the holder of such other Debt, Assured Obligation or Letter of Credit Obligation declares, or may declare, such other Debt, Assured Obligation or Letter of Credit Obligation due prior to its stated maturity because of the Company's or such Subsidiary's default thereunder unless such default is waived or cured within one business day of its discovery; or

                  (c) Failure to Pay Other Indebtedness. The Company or any of its Subsidiaries does not pay principal of or interest on any Debt, Assured Obligation or Letter of Credit Obligation, in an amount of $10,000,000 or more (except those described in Sections 6.01(a) and 6.01(b)) within five days after the date due (or within any longer period of grace that may be allowed by the terms thereof) or if the holder or holders (or a trustee on behalf of such holder or holders) of such other obligation declares such Debt, Assured Obligation or Letter of Credit Obligation due (or such Debt, Assured Obligation or Letter of Credit Obligation becomes due without such declaration) prior to its stated maturity because of the Company's or such Subsidiary's default thereunder, provided that if the holder of any such Debt, Assured Obligation or Letter of Credit Obligation accelerates the maturity thereof and the Company or such Subsidiary promptly (and in any case within 30 days following such acceleration) pays such Debt, Assured Obligation or Letter of Credit Obligation, it shall not be in default under this Section 6.01(c) by reason of such acceleration; or

                  (d) Misrepresentation. Any material representation or warranty made or deemed made by or on behalf of the Company or any Borrowing Subsidiary herein or in any writing furnished in connection with this Agreement shall be false or misleading in any material respect when made or deemed made or furnished; or

                  (e) Violation of Certain Covenants. The Company violates any covenant, agreement or condition contained in Section 5.02; or

                  (f) Violation of Other Covenants. The Company or any Borrowing Subsidiary violates any other covenant, agreement or condition contained herein and such violation shall not have been remedied within 30 days after written notice shall have been given to the Company or such Borrowing Subsidiary by the Administrative Agent; or

                  (g) Assignment for Benefit of Creditors. The Company or any of its Material Subsidiaries makes an assignment for the benefit of creditors; or

                  (h) Voluntary Bankruptcy. The Company or any of its Material Subsidiaries applies to any tribunal for the appointment of a trustee or receiver or custodian (or other Person performing similar duties) of any substantial part of the assets of the Company or such



FACILITY B

         Material Subsidiary, or commences any proceedings relating to the Company or such Material Subsidiary under any bankruptcy, reorganization, rearrangement, insolvency, readjustment of debt, dissolution or other liquidation law of any jurisdiction; or

                  (i) Involuntary Bankruptcy. Any such application is filed, or any such proceedings are commenced, against the Company or any of its Material Subsidiaries, and the Company or such Material Subsidiary indicates its approval, consent or acquiescence, or an order is entered appointing such trustee or receiver or custodian, or adjudicating the Company or any of its Material Subsidiaries bankrupt or insolvent, or approving the petition in any such proceedings, and such order remains in effect for 60 days; or

                  (j) Dissolution or Split-Up. Any order is entered in any proceeding against the Company or any of its Subsidiaries (i) which shall have contributed more than 15% of Consolidated Net Income during the immediately preceding fiscal year or (ii) the tangible assets of which shall have constituted more than 15% of Tangible Consolidated Assets of the Company as at the end of the immediately preceding fiscal year, decreeing the dissolution or split-up of the Company or such Subsidiary, and such order remains in effect for 60 days; or

                  (k) Failure to Pay Dividend. The Company does not pay any dividend on any of its capital stock as declared or permits any dividend to accumulate on any of its capital stock in respect of which cumulative dividends are provided for; or

                  (l) Undischarged Judgment. Final judgment for the payment of money in excess of $10,000,000 shall be rendered against the Company or any of its Subsidiaries and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed; or

                  (m) ERISA Default. The actuarial present value of unfunded vested benefits under all Plans (other than multiemployer plans, as defined in Section 3(37) of ERISA) shall exceed $10,000,000 (excluding in such computation any Plan with assets greater than benefit liabilities), or any one or more of the following events shall occur with respect to a Plan or Plans and such occurrence (or occurrences, in the aggregate) could result in liability of the Company or any of its Subsidiaries to the PBGC or to the Plan or Plans in the aggregate amount of $10,000,000 or more for the Company and such Subsidiaries taken as a whole:

                           (i) Any finding or determination shall be made under
                  Section 4041(c) or (e) of ERISA;

                           (ii) Any fact or circumstance shall occur which, in
                  the reasonable opinion of the Majority Banks, provides grounds for the commencement of any proceeding under Section 4042 of ERISA;



FACILITY B

                           (iii) Any proceeding shall be commenced under Section
                  4042 of ERISA;

                           (iv) Any Plan termination; or

                           (v) Any full or partial withdrawal (as such terms are
                  defined in Title IV of ERISA);

         then, (i) if any Event of Default described in Section 6.01(h) or
         Section 6.01(i) shall occur and be continuing, all Loans then outstanding hereunder and interest accrued thereon and all other liabilities hereunder shall thereupon become and be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, or other notice of any kind to any Borrower or any other Person, all of which are hereby expressly waived by each Borrower, the Commitments shall thereupon immediately terminate and the Banks shall be under no further obligation to make Loans hereunder, and (ii) if any other Event of Default shall occur and be continuing, the Administrative Agent shall (A) if requested by the Majority Banks, by notice to the Borrowers, terminate the Commitments and they shall thereupon immediately terminate and (B) if requested by the Majority Banks, by notice to the Borrowers, declare all Loans then outstanding hereunder and interest accrued thereon and all other liabilities of the Borrowers hereunder and under the Agent's Fee Letter to be immediately due and payable, and the same shall thereupon become and be forthwith due and payable without presentment, demand, protest, notice of intent to accelerate, or other notice of any kind to any Borrower or any other Person, all of which are hereby expressly waived by each Borrower.

                                   ARTICLE VII

                            THE ADMINISTRATIVE AGENT

                  SECTION 7.01. Authorization and Action. Subject to Section 7.06, each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act on its behalf and to exercise such powers under this Agreement and the Guaranty as are specifically delegated to or required of the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including enforcement or collection of the Loans) or the Guaranty, the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Guaranty or applicable law.



FACILITY B

                  SECTION 7.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the Loans (a) with the consent or at the request of the Majority Banks or (b) in the absence of its or their own gross negligence or willful misconduct (IT BEING THE EXPRESS INTENTION OF THE PARTIES THAT THE ADMINISTRATIVE AGENT AND ITS DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES SHALL HAVE NO LIABILITY FOR ACTIONS AND OMISSIONS UNDER THIS SECTION 7.02 RESULTING FROM THEIR SOLE ORDINARY OR CONTRIBUTORY NEGLIGENCE). Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the original holder, or the holder named in the most recent notice of assignment received by it pursuant to this Section 7.02, as the case may be, of each Loan as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such holder and in form satisfactory to the Administrative Agent; (ii) may consult with legal counsel (including counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or any Loan; (iv) except as otherwise expressly provided herein, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or to inspect the property (including the books and records) of any Borrower; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement or any Loan by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile transmission) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.03. Administrative Agent and Affiliates; Chase and Affiliates. Without limiting the right of any other Bank to engage in any business transactions with the Borrowers or any of its Affiliates, with respect to their Commitments and the Loans, if any, made by them, Chase and each other Bank that may become the Administrative Agent shall have the same rights and powers under this Agreement and its Loans as any other Bank and may exercise the same as though it were not the Administrative Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Chase and any such other Bank, in their individual capacities. Chase, each other Person who becomes the Administrative Agent and their respective Affiliates may be engaged in, or may hereafter engage in, one or more loans, letters of credit, leasing or other financing activities not the subject of this Agreement (collectively, the "Other Financings") with any Borrower or any of its Affiliates, or may act as trustee on behalf of, or depositary for, or otherwise engage in other business transactions with, any Borrower or any of its Affiliates (all Other Financings and other such business transactions being collectively, the "Other Activities") with no responsibility to account therefor to the Banks. Without limiting the rights and remedies of the Banks specifically set forth herein, no other Bank by virtue of being a Bank hereunder shall have any interest in (a) any Other Activities, (b) any present or future guarantee by or for the account of any



FACILITY B

Borrower not contemplated or included herein, (c) any present or future offset exercised by the Administrative Agent in respect of any such Other Activities,
(d) any present or future property taken as security for any such Other Activities or (e) any property now or hereafter in the possession or control of the Administrative Agent which may be or become security for the obligations of any Borrower or any of its Affiliates hereunder and under the Loans by reason of the general description of indebtedness secured, or of property contained in any other agreements, documents or instruments related to such Other Activities; provided, however, that if any payment in respect of such guarantees or such property or the proceeds thereof shall be applied to reduction of the obligations hereunder, then each Bank shall be entitled to share in such application according to its pro rata portion of such obligations.

                  SECTION 7.04. Bank Credit Decision. Each Bank acknowledges and agrees that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in
Section 4.07 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges and agrees that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 7.05. Administrative Agent's Indemnity. The Administrative Agent shall not be required to take any action hereunder or to prosecute or defend any suit in respect of this Agreement or the Loans unless indemnified to the Administrative Agent's satisfaction by the Banks against loss, cost, liability and expense. If any indemnity furnished to the Administrative Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition, the Banks agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective aggregate principal amounts of the Committed Loans then owing to each of them (or if no Committed Loans are at the time outstanding, ratably according to the respective aggregate amounts of their Commitments, or if no Commitments are outstanding, the respective aggregate amounts of the Commitments immediately prior to the time the Commitments ceased to be outstanding), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement (including any action taken or omitted under Article II). Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrowers. The provisions of this Section 7.05 shall survive the termination of this Agreement and/or the payment or assignment of



FACILITY B
any of the Loans. NOTWITHSTANDING THE FOREGOING, NO BANK SHALL BE LIABLE UNDER THIS SECTION 7.05 TO THE ADMINISTRATIVE AGENT FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS DUE TO THE ADMINISTRATIVE AGENT RESULTING FROM THE ADMINISTRATIVE AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. EACH BANK AGREES, HOWEVER, THAT IT EXPRESSLY INTENDS, UNDER THIS SECTION 7.05, TO INDEMNIFY THE ADMINISTRATIVE AGENT RATABLY AS AFORESAID FOR ALL SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS ARISING OUT OF OR RESULTING FROM THE ADMINISTRATIVE AGENT'S SOLE, ORDINARY OR CONTRIBUTORY NEGLIGENCE.

                  SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrowers and may be removed as Administrative Agent under this Agreement at any time, with or without cause, by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 calendar days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal as Administrative Agent hereunder, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                  SECTION 7.07. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent shall have received notice from a Bank or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." If the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks; provided, however, if such notice is received from a Bank, the Administrative Agent also shall give notice thereof to the Company. The Administrative Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in Section 7.01 and Section 7.02.

                  SECTION 7.08. No Duty of Co-Agents. No Co-Agent shall have any duties, responsibilities or liabilities in such capacity with respect to the administration or enforcement of this Agreement.



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                                      -74-

                                  ARTICLE VIII

                                    GUARANTY

                  In consideration of the premises and in order to induce the Banks to make Loans hereunder to the Borrowing Subsidiaries:

                  SECTION 8.01. Guaranty. The Company hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of each Borrowing Subsidiary to pay the principal of and interest on the Loans owed by such Borrowing Subsidiary (including interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to such Borrowing Subsidiary under any chapter of the Bankruptcy Code of 1978 (11 U.S.C. ss. 101 et seq.), as from time to time amended, or any similar statute in any other jurisdiction, whether or not such interest may be the subject of an allowable claim in such proceeding), and all other amounts from time to time payable by such Borrowing Subsidiary under this Agreement, including the Foreign Currency Loans made pursuant to the terms of any Foreign Currency Addendum (such obligations with respect to the Borrowing Subsidiaries being herein called the "Guaranteed Obligations"), and agrees to pay any and all reasonable costs and expenses incurred by each Bank and the Administrative Agent in enforcing any rights under this guaranty (including the reasonable fees and expenses of outside counsel or the reasonable allocated costs of in-house counsel). This guaranty is an absolute, irrevocable, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from any Borrowing Subsidiary, or any other action, occurrence or circumstance whatsoever.

                  SECTION 8.02. Guaranty Absolute. The Company guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the Loans owed by the Borrowing Subsidiaries. The Company agrees that the Guaranteed Obligations, this Agreement, the Foreign Currency Addenda and all other instruments and agreements applicable to the Company and the Borrowing Subsidiaries (this Agreement and all such other instruments and agreements being hereinafter referred to in this Article VIII as the "Documents") may be extended or renewed, and Loans repaid and reborrowed in whole or in part, without notice to or assent by the Company, and that it will remain bound upon this guaranty notwithstanding any extension, renewal or other alteration of any Guaranteed Obligations or Documents, or any repayment and reborrowing of Loans. To the maximum extent permitted by applicable law, except as expressly provided in this Agreement, the obligations of the Company under this guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever, including:

                  (a) any extension, renewal, modification, settlement, compromise, waiver or release in respect of any Guaranteed Obligations;



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                                      -75-

                  (b) any extension, renewal, amendment, modification, rescission, waiver or release in respect of any of the Documents;

                  (c) any release, exchange, substitution, non-perfection or invalidity of, or failure to exercise rights or remedies with respect to, any direct or indirect security for any Guaranteed Obligations, including the release of any Borrowing Subsidiary or other Person liable on any Guaranteed Obligations;

                  (d) any change in the corporate existence, structure or ownership of the Company, any Borrowing Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company, any Borrowing Subsidiary or any of their respective assets;

                  (e) the existence of any claim, defense, set-off or other rights or remedies which any Borrowing Subsidiary at any time may have against the Company, or the Company or such Borrowing Subsidiary may have at any time against the Administrative Agent, any Bank, any other Borrowing Subsidiary or any other Person, whether in connection with this Agreement, the other Documents, the transactions contemplated thereby or any other transaction other than by the payment in full by the Borrowing Subsidiaries of the Guaranteed Obligations after the termination of the Commitments of the Banks;

                  (f) any invalidity or unenforceability for any reason of this Agreement or any other Document, or any provision of law purporting to prohibit the payment or performance by the Company or any Borrowing Subsidiary of the Guaranteed Obligations or the Documents, or of any other obligation to the Administrative Agent or any Bank; or

                  (g) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

                  SECTION 8.03. Effect of Debtor Relief Laws. If after receipt of any payment of, or proceeds of any security applied (or intended to be applied) to the payment of all or any part of the Guaranteed Obligations, the Administrative Agent or any Bank is for any reason compelled to surrender or voluntarily surrenders, such payment or proceeds to any Person (a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds or (b) for any other reason, including (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Administrative Agent, any Bank or any of their respective properties or (ii) any settlement or compromise of any such claim effected by the Administrative Agent or any Bank with any such claimant (including any Borrowing Subsidiary), then the Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and this guaranty shall continue in full force as if such payment or proceeds had not been received, notwithstanding any revocation thereof or the



FACILITY B
cancellation of any instrument evidencing any Guaranteed Obligations or otherwise; and the Company shall be liable to pay the Administrative Agent and the Banks, and hereby does indemnify the Administrative Agent and the Banks and hold them harmless for the amount of such payment or proceeds so surrendered and all expenses (including reasonable attorneys' fees, court costs and expenses attributable thereto) incurred by the Administrative Agent or any Bank in the defense of any claim made against it that any payment or proceeds received by the Administrative Agent or any Bank in respect of all or part of the Guaranteed Obligations must be surrendered. The provisions of this paragraph shall survive the termination of this Agreement, and any satisfaction and discharge of the Borrowing Subsidiaries by virtue of any payment, court order or any federal or state law.

                  SECTION 8.04. Subrogation. Notwithstanding any payment or payments made by the Company hereunder, or any set-off or application by the Administrative Agent or any Bank of any security or of any credits or claims, the Company will not assert or exercise any rights of the Administrative Agent or any Bank or of the Company against any Borrowing Subsidiary to recover the amount of any payment made by the Company to the Administrative Agent or any Bank hereunder by way of any claim, remedy or subrogation, reimbursement, exoneration, contribution, indemnity, participation or otherwise arising by contract, by statute, under common law or otherwise, and the Company shall not have any right of recourse to or any claim against assets or property of any Borrowing Subsidiary, until all of the obligations of the Company and the Borrowing Subsidiaries under the Documents are paid in full. If any amount shall nevertheless be paid to the Company by a Borrowing Subsidiary prior to payment in full of the obligations of the Company and such Borrowing Subsidiary under the Documents, such amount shall be held in trust for the benefit of the Administrative Agent and the Banks and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. The provisions of this paragraph shall survive the termination of this Agreement, and any satisfaction and discharge of the Borrowing Subsidiaries by virtue of any payment, court order or any federal or state law.

                  SECTION 8.05. Subordination. If the Company becomes the holder of any indebtedness payable by a Borrowing Subsidiary, the Company hereby subordinates all indebtedness owing to it from such Borrowing Subsidiary to all indebtedness of such Borrowing Subsidiary to the Administrative Agent and the Banks, and agrees that during the continuance of any Default or Event of Default it shall not accept any payment on the same until payment in full of the obligations of such Borrowing Subsidiary under this Agreement and the other Documents after the termination of the Commitments of the Banks, and shall in no circumstance whatsoever attempt to set-off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid to the Company by a Borrowing Subsidiary prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Administrative Agent and the Banks and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.



FACILITY B

                  SECTION 8.06. Waiver. The Company hereby waives promptness, diligence, notice of acceptance and, to the extent permitted by law, any other notice with respect to any of the Guaranteed Obligations and this guaranty and waives presentment, demand of payment, notice of intent to accelerate, notice of dishonor or nonpayment and any requirement that the Administrative Agent or any Bank institute suit, collection proceedings or take any other action to collect the Guaranteed Obligations, including any requirement that the Administrative Agent or any Bank protect, secure, perfect or insure any Lien against any property subject thereto or exhaust any right or take any action against any Borrowing Subsidiary or any other Person or any collateral (it being the intention of the Administrative Agent, the Banks and the Company that this guaranty is to be a guaranty of payment and not of collection). It shall not be necessary for the Administrative Agent or any Bank, in order to enforce any payment by the Company hereunder, to institute suit or exhaust its rights and remedies against any Borrowing Subsidiary or any other Person, including others liable to pay any Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof. The Company hereby expressly waives to the maximum extent permitted by applicable law each and every right to which it may be entitled by virtue of the suretyship laws of the State of Texas, including any and all rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code. The Company hereby waives marshaling of assets and liabilities, notice by the Administrative Agent or any Bank of any indebtedness or liability to which such Bank applies or may apply any amounts received by such Bank, and of the creation, advancement, increase, existence, extension, renewal, rearrangement or modification of the Guaranteed Obligations. The Company expressly waives, to the extent permitted by applicable law, the benefit of any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure.

                  SECTION 8.07. Full Force and Effect. This Guaranty is a continuing guaranty and shall remain in full force and effect until all of the obligations of the Company and the Borrowing Subsidiaries under this Agreement and the other Documents and all other amounts payable under this guaranty have been paid in full (after the termination of the Commitments of the Banks). All rights, remedies and powers provided in this guaranty may be exercised, and all waivers contained in this guaranty may be enforced, only to the extent that the exercise or enforcement thereof does not violate any provisions of applicable law which may not be waived.

                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Company herefrom, shall in any event (except as contemplated by Section 2.03(j) be effective unless the same shall be in writing and signed by the Majority Banks in all cases, and then, in any case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no



FACILITY B
amendment, waiver or consent shall, unless in writing and signed by each Bank affected thereby, do any of the following: (a) change the definitions of "Applicable Differential," "Applicable Fee Percentage" or "Majority Banks" contained in Section 1.01, (b) except as expressly provided in Section 2.14(f) or Section 2.15(c), reduce or increase the amount or alter the terms of the Commitments of any Banks or subject any Banks to any additional obligations, (c) reduce or forgive the principal of, or rate or amount of interest applicable to, any Loan other than as provided in this Agreement, or any fees hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees hereunder, (e) change Section 4.13, this Section 9.01, the last sentence of Section 9.11(a) or Article VIII, (f) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder or (g) release the Guaranty; and provided that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement.

                  SECTION 9.02. Notices, Etc. The Administrative Agent, any Bank, or the holder of any Loan, giving consent or notice or making any request of any Borrower provided for hereunder, shall notify each Bank and the Administrative Agent thereof. In the event that the holder of any Loan (including any Bank) shall transfer such Loan, it shall promptly so advise the Administrative Agent which shall be entitled to assume conclusively that no transfer of any Loan has been made by any holder (including any Bank) unless and until the Administrative Agent receives written notice to the contrary. Notices, consents, requests, approvals, demands and other communications (collectively "Communications") provided for or required herein shall be in writing (including facsimile Communications) and mailed, sent by facsimile transmission or delivered:

                  (a)      If to any Borrower, to it:
                           c/o Service Corporation International
                           1929 Allen Parkway
                           P.O. Box 130548
                           Houston, Texas 77019-0548
                           Telecopy Number:  (713) 525-9067
                           Attention: Secretary

                  (b)      If to the Administrative Agent, to it at:
                           Chase Agent Services
                           One Chase Manhattan Plaza, 8th Floor
                           New York, New York  10081
                           Telephone Number:  (212) 552-7953
                           Telecopy Number:    (212) 552-5658
                           Attention:  Sandra Miklave



FACILITY B
                           with a copy to:

                           Texas Commerce Bank National Association
                           707 Travis Street, 5TCBE 78
                           Houston, Texas  77002
                           Telephone Number:  (713) 216-5319
                           Telecopy Number:   (713) 216-7500
                           Attention: Jan Danvers

                  (c) If to any Bank, as specified on the signature page for such Bank hereto or, in the case of any Person who becomes a Bank after the date hereof, as specified on the signature page of the Assignment and Acceptance executed by such Bank, or as to any party, such other address or facsimile number as such party may hereafter specify for such purpose in a Communication to the other parties hereto.

                  (d) All Communications shall, when mailed, sent by facsimile transmission or delivered, be effective when deposited in the mails to any party at its address specified above, on the signature page hereto, or on the signature page of such Assignment and Acceptance (or other address designated by such party to the other parties hereto) or sent by facsimile transmission to any party to the facsimile transmission number as set forth herein or on the signature pages hereto, or on the signature pages of such Assignment and Acceptance (or other facsimile number designated by such party in a Communication to the other parties hereto) or delivered personally to any party at its address specified above, on the signature page hereof or on the signature page of such Assignment and Acceptance (or other address designated by such party in a Communication to the other parties hereto; provided, however, Communications to the Administrative Agent pursuant to Article II or
         Article VII shall not be effective until received by the Administrative Agent; and provided, further, that each Borrower shall indemnify each of the Administrative Agent and the Banks against any costs, claim, loss, expense (including legal fees) or liability which any of them may sustain or incur as a consequence of any facsimile notice or communication originating from such Borrower not being actually received by or delivered to the intended recipient thereof or any facsimile communication purporting to originate from such Borrower being made or delivered fraudulently.

                  SECTION 9.03. No Waiver; Remedies. No failure on the part of any Bank or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of any steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.



FACILITY B

                  SECTION 9.04. Costs, Expenses and Taxes. The Company agrees to pay on demand: (a) all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration of this Agreement and the other documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement, and any modification, supplement or waiver of any of the terms of this Agreement or any modification or extension of the Loans, and (b) all reasonable costs and expenses of each of the Banks and the Administrative Agent (including reasonable counsel fees and expenses of outside counsel and the reasonable allocated costs of in-house legal services) in connection with the enforcement of this Agreement and the Loans. In addition, unless prohibited by applicable law, the Company shall pay any and all stamp, mortgage and similar taxes payable or determined to be payable in connection with the execution and delivery or enforcement of this Agreement and the Loans and the other documents to be delivered hereunder, and agrees to save the Administrative Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery or enforcement of this Agreement. Without prejudice to the survival of any other obligations of the Company hereunder, the obligations of the Company under this Section 9.04 shall survive the termination of this Agreement and the payment or assignment of the Loans.

                  SECTION 9.05. Indemnity. (a) The Company shall indemnify the Administrative Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims and damages to which any of them may become subject, insofar as such losses, liabilities, claims and damages arise out of or result from (i) any actual or proposed use by any Borrower of the proceeds of any extension of credit by any Bank hereunder or (ii) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, and the Company shall reimburse the Administrative Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including legal fees) reasonably incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

                  (b) WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED HEREUNDER OR THEREUNDER SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS AND DAMAGES ARISING OUT OF OR RESULTING FROM THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. Without prejudice to the survival of any other obligations of the Company hereunder, the obligations of the Company under this Section 9.05 shall survive the termination of this Agreement and the payment or assignment of the Loans.



FACILITY B

                  SECTION 9.06. Right of Setoff. If any Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank or any branch, subsidiary or Affiliate of such Bank to or for the credit or the account of the Company and each Borrowing Subsidiary against any of and all the obligations of the Company or such Borrowing Subsidiary now or hereafter existing under this Agreement and any Loan held by such Bank, irrespective of whether or not such Bank or the Administrative Agent shall have made any demand under this Agreement and although such obligations may be unmatured. Each Bank agrees promptly to notify the Borrower as to which such setoff and application was made after any such setoff and application made by such Bank, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.

                  SECTION 9.07. Governing Law. This Agreement and all other documents executed in connection herewith (including the Foreign Currency Addenda, each Assignment and Acceptance and each Borrowing Subsidiary Counterpart), shall be deemed to be contracts and agreements executed by the Borrowers, the Administrative Agent and the Banks party thereto under the laws of the State of New York and of the United States and for all purposes shall be construed in accordance with, and governed by, the laws of said state and of the United States. Without limitation of the foregoing, nothing in this Agreement or in any such other agreement shall be deemed to constitute a waiver of any rights which any Bank may have under applicable federal legislation relating to the amount of interest which such Bank may contract for, take, receive, reserve or charge in respect of any Loans, including any right to contract for, take, receive, reserve and charge interest at the rate allowed by the law of the state where such Bank is located.

                  SECTION 9.08. Interest. Anything in this Agreement to the contrary notwithstanding, no Borrower shall ever be required to pay unearned interest on any Loan and shall never be required to pay interest on such Loan at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable under this Agreement and such Loan would exceed the Highest Lawful Rate, or if the holder of such Loan shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by such Borrower under this Agreement and such Loan to a rate in excess of the Highest Lawful Rate, then (a) the amount of interest which would otherwise be payable by such Borrower under this Agreement and such Loan shall be reduced to the amount allowed under applicable law; and (b) any unearned interest paid by such Borrower or any interest paid by such Borrower in excess of the Highest Lawful Rate shall be credited on the principal of such Loan. It is further agreed that all calculations of the rate of interest contracted for, charged or received by any Bank under the Loans made by it, or under this Agreement, which are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to such Bank (such Highest Lawful Rate being such Bank's "Maximum Permissible Rate"), shall be made, to the



FACILITY B
extent permitted by usury laws applicable to such Bank (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Loans all interest at any time contracted for, charged or received by such Bank in connection therewith. If at any time and from time to time (y) the amount of interest payable to any Bank on any date shall be computed at such Bank's Maximum Permissible Rate pursuant to this
Section 9.08 and (z) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Bank would be less than the amount of interest payable to such Bank computed at such Bank's Maximum Permissible Rate, then the amount of interest payable to such Bank in respect of such subsequent interest computation period shall continue to be computed at such Bank's Maximum Permissible Rate until the total amount of interest payable to such Bank shall equal the total amount of interest which would have been payable to such Bank if the total amount of interest had been computed without giving effect to this Section 9.08.

                  SECTION 9.09. Survival of Representations, Warranties and Covenants. All representations, warranties and covenants contained herein or made in writing by the Borrowers in connection herewith shall survive the execution and delivery of this Agreement, and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, provided, that the undertaking of the Banks to make Loans to the Borrowers shall not inure to the benefit of any successor or assign of any Borrower.

                  SECTION 9.10. Binding Effect. This Agreement shall become effective when it shall have been executed by the Company and the Administrative Agent and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and, except as provided in Section 9.09, thereafter shall be binding upon and inure to the benefit of the Company, any Borrowing Subsidiaries that may become party hereto, the Administrative Agent and each Bank and their respective successors and assigns.

                  SECTION 9.11. Successors and Assigns; Participations. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of the Company, the Administrative Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns. No Borrower may assign or transfer any of its rights or obligations hereunder without the written consent of all the Banks.

                  (b) Each Bank, without the consent of the Company, may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Loans owing



FACILITY B
to it); provided, however, that (i) the selling Bank's obligations under this Agreement shall remain unchanged; (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) the participating banks or other entities shall be entitled to the cost protection provisions contained in Article II and Section 9.04; and (iv) the Borrowers, the Administrative Agent and the other Banks shall continue to deal solely and directly with the selling Bank in connection with such Bank's rights and obligations under this Agreement; provided, however, that each Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers relating to the Loans including the right to approve any amendment, modification or waiver of any provision of this Agreement; and further provided, however, the selling Bank may grant a participant voting rights with respect to (x) amendments, modifications or waivers with respect to any fees payable hereunder (including the amount and the dates fixed for the payment of any such fees) or the amount of principal or the rate of interest payable on, or the dates fixed for any payment of principal of or interest on, the Loans and (y) amendments, modifications or waivers to, or release of, the Guaranty. Each Bank shall provide the Company with prompt notice of the identity of each participating bank to which a participation in its Commitment or any Committed Loan is sold and the amount of such participation.

                  (c) With the prior consent of the Company and the Administrative Agent, such consent not to be unreasonably withheld, a Bank may assign to one or more Eligible Assignees (provided, however, no such consent shall be required if such Eligible Assignee is a Bank or an Affiliate of a Bank) and, without the consent of the Company or the Administrative Agent, a Bank may assign to one of its Affiliates, all or a portion of its interests, rights, and obligations under this Agreement (including all or a portion of its Commitments and the same portion of the Loans at the time owing to it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement and partial assignments shall (except in the case of assignments to an Affiliate of such Bank or to other Banks), be in a minimum principal amount of $5,000,000 and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance substantially in the form of Exhibit 9.11 (an "Assignment and Acceptance"), together with a properly completed Administrative Questionnaire from such Eligible Assignee, and a processing and recordation fee of $2,000; provided, however, no Borrower shall have any obligation to pay or reimburse any Person for the payment of such processing and recordation fee, except for assignments pursuant to Section 2.14 or Section 2.15. The Eligible Assignee party to each Assignment and Acceptance also shall deliver a copy of its Administrative Questionnaire to the Company. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (unless otherwise provided in such Assignment and Acceptance) (x) the Eligible Assignee thereunder shall be a party



FACILITY B
hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the assignor Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto, provided, however, such Bank shall have the benefits of Section 2.14,
Section 2.20, Section 9.04 and Section 9.05).

                  (d) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the Eligible Assignee confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim known to such Bank assignor, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other instrument or document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance of its respective obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such Eligible Assignee confirms that it has received a copy of this Agreement together with copies of the most recent financial statements delivered pursuant to Section 4.07 or
Section 5.01(a) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Eligible Assignee will, independently and without reliance upon the Administrative Agent, such Bank assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Eligible Assignee appoints and authorizes the Administrative Agent to take such action on behalf of such Eligible Assignee and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vi) such Eligible Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank and (vii) such Eligible Assignee confirms that it is an Eligible Assignee as defined herein.

                  (e) The Administrative Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall, to the extent permitted



FACILITY B
by law, be conclusive, in the absence of manifest error, and each Borrower, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an Eligible Assignee and, if required, the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit 9.11, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Banks and the Borrowers.

                  (g) Notwithstanding any other provision herein, any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.11 disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Bank by or on behalf of any Borrower; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality, pursuant to
Section 9.12, of any confidential information relating to the Borrowers received from such Bank.

                  (h) Anything in this Section 9.11 to the contrary notwithstanding, any Bank may at any time, without the consent of any Borrower or the Administrative Agent, assign and pledge all or any portion of its Commitment and the Loans owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder. Notwithstanding the foregoing, in connection with any such pledge of such Loans to the Federal Reserve Bank, any Bank may request that such Loans be evidenced by a note or notes in form and substance satisfactory to such Bank and the Company.

                  SECTION 9.12. Confidentiality. Each Bank agrees to exercise its best efforts to keep any information delivered or made available by the Company or any Borrowing Subsidiary to it (including any information obtained pursuant to Section 5.01(e)) which is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by such Bank or any of its Affiliates who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Bank from disclosing such information (a) to any other Bank; (b) pursuant to subpoena or upon the order of any court or administrative agency; (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank; (d) which has been publicly disclosed; (e) to the extent



FACILITY B
reasonably required in connection with any litigation to which the Administrative Agent, any Bank, any Borrower or their respective Affiliates may be a party; (f) to the extent reasonably required in connection with the exercise of any remedy hereunder; (g) to such Bank's legal counsel and independent auditors; and (h) to any actual or proposed participant or assignee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.12.

                  SECTION 9.13. Separability. Should any clause, sentence, paragraph or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

                  SECTION 9.14. Limitation by Law. All waivers, indemnities and rights provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable, in whole or in part.

                  SECTION 9.15. Independence of Covenants. All covenants contained in this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

                  SECTION 9.16. Appointment of Company as Agent for the Other Borrowers. Each Borrowing Subsidiary hereby irrevocably appoints the Company as its agent for the purpose of giving on its behalf any notice and taking any other action provided for in this Agreement, and hereby agrees that it shall be bound by any such notice or action given or taken by the Company hereunder irrespective of whether or not any such notice shall have in fact been authorized by such Borrowing Subsidiary and irrespective of whether or not the agency provided for herein shall have theretofore been terminated.

                  SECTION 9.17. Judgment. The obligations of each Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum



FACILITY B
adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrowers contained in this Section 9.17 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

                  SECTION 9.18. European Monetary Union. (a) If, as a result of the implementation of European monetary union, (i) any Foreign Currency ceases to be lawful currency of the nation issuing the same and is replaced by a European common currency, or (ii) any Foreign Currency and a European common currency are at the same time recognized by the central bank or comparable authority of the nation issuing such Foreign Currency as lawful currency of such nation and the Administrative Agent or the Majority Banks shall so request in a notice delivered to the Company, then any amount payable hereunder by any party hereto in such Foreign Currency shall instead be payable in the European common currency and the amount so payable shall be determined by translating the amount payable in such currency to such European common currency at the exchange rate recognized by the European Central Bank for the purposes of implementing European monetary union. Prior to making any such request with respect to any currency, each amount payable hereunder in such Foreign Currency will, except under the circumstances described in Section 2.15, continue to be payable only in that Foreign Currency.

                  (b) Each Borrower agrees, at the request of the Majority Banks, at the time of or at any time following the implementation of European monetary union, to enter into an agreement amending this Agreement in such manner as the Majority Banks shall reasonably specify in order to reflect the implementation of such monetary union and to place the parties hereto in a substantially equivalent position to the position they would have been in hereunder had such monetary union not been implemented.

                  SECTION 9.19. SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES. (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE FOREIGN CURRENCY ADDENDA AND THE AGENT'S FEE LETTER MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. EACH BORROWING SUBSIDIARY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND



FACILITY B

EMPOWERS CORPORATION SERVICE COMPANY, WITH OFFICES ON THE DATE HEREOF AT 80 STATE STREET, ALBANY, NEW YORK 12201, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH BORROWING SUBSIDIARY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN THE STATE OF NEW YORK ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT. EACH BORROWING SUBSIDIARY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN
SECTION 9.02, SUCH SERVICE TO BECOME EFFECTIVE THIRTY DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY BORROWING SUBSIDIARY IN ANY OTHER JURISDICTION.

                  (b) TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY (SOVEREIGN OR OTHERWISE) FROM ANY LEGAL ACTION, SUIT OR PROCEEDING, FROM JURISDICTION OF ANY COURT OR FROM SET-OFF OR ANY LEGAL PROCESS (WHETHER SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, SUCH BORROWER HEREBY IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE FOREIGN CURRENCY ADDENDA. EACH BORROWER HEREBY AGREES THAT THE WAIVERS SET FORTH IN THIS SECTION 9.19 SHALL HAVE THE FULLEST EFFECT PERMITTED UNDER THE FOREIGN SOVEREIGN IMMUNITIES ACT OF 1976 OF THE UNITED STATES OF



FACILITY B

AMERICA AND ARE INTENDED TO BE IRREVOCABLE AND NOT SUBJECT TO WITHDRAWAL FOR PURPOSES OF SUCH ACT.

                  SECTION 9.20. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the Borrowing Subsidiary Counterparts, if any, the Assignment and Acceptances, if any, the Foreign Currency Addenda, and the Agent's Fee Letter embody the entire agreement and understanding among the Company, the Administrative Agent and the Banks relating to the subject matter hereof and thereof and supersede all prior proposals, agreements and understandings relating to such subject matter.

                  SECTION 9.21. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       SERVICE CORPORATION INTERNATIONAL



                                       By:
                                          --------------------------------------
                                       Name: Gregory L. Cauthen
                                       Title: Vice President and Treasurer



FACILITY B

                                       611102 SASKATCHEWAN LTD.


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



FACILITY B

                                       SERVICE CORPORATION INTERNATIONAL
                                       AUSTRALIAN PTY LIMITED


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



FACILITY B

                                       THE CHASE MANHATTAN BANK,
                                       as Administrative Agent



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



FACILITY B

                                       CO-AGENTS:

                                       BANK OF AMERICA ILLINOIS, as Co-Agent


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



FACILITY B

                                       CITIBANK N.A., as Co-Agent



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



FACILITY B

                                       NATIONSBANK, N.A., as Co-Agent



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



FACILITY B

                                       ROYAL BANK OF CANADA, as Co-Agent



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



FACILITY B

                                       SOCIETE GENERALE, as Co-Agent



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



FACILITY B

                                       UNION BANK OF SWITZERLAND, as Co-Agent



                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:



FACILITY B

                           BANKS

                           ABN AMRO BANK N.V., HOUSTON AGENCY



                           By:
                              ---------------------------------------
                           Name: David P. Orr
                           Title: Vice President



                           By:
                              ---------------------------------------
                           Name: Ronald A. Mahle
                           Title: Group Vice President

                           Three Riverway, Suite 1700
                           Houston, Texas  77056
                           Telecopy No.:  (713) 629-7533

                           Domestic Lending Office
                           ABN AMRO Bank N.V., Houston Agency
                           Three Riverway, Suite 1700
                           Houston, Texas  77056
                           Attn:  Ms. Josephine Zozdorado
                           Telecopy No.: (713) 964-3331

                           Eurodollar Lending Office
                           ABN AMRO Bank N.V., Houston Agency
                           Three Riverway, Suite 1700
                           Houston, Texas  77056
                           Attn: Mr. David Orr
                           Telecopy No.: (713) 964-3323


                           Commitment:  $35,000,000.00
FACILITY B

                           BANK OF AMERICA ILLINOIS





                           By:
                              ---------------------------------------
                           Name:
                           Title:

                           231 South LaSalle Street
                           Chicago, Illinois 60697

                           Telecopy No.: (312) 987-1276

                           Domestic Lending Office
                           Bank of America Illinois
                           1850 Gateway Boulevard
                           Concord, California   94520
                           Attn: Camille Gibby
                           Telecopy No.: (510) 675-7759

                           Eurodollar Lending Office
                           Bank of America Illinois
                           1850 Gateway Boulevard
                           Concord, California   94520
                           Attn:  Camille Gibby
                           Telecopy No.:  (510) 675-7759



                           Commitment: $59,500,000.00

FACILITY B

                           THE BANK OF NEW YORK





                           By:
                              ---------------------------------------
                           Name:
                           Title:

                           One Wall Street, 22nd Floor
                           New York, New York   10286

                           Telecopy No.:  (212) 635-6434

                           Domestic Lending Office
                           One Wall Street, 22nd Floor
                           New York, New York   10286
                           Attn: Larry Geter
                           Telecopy No.: (212) 635-6740

                           Eurodollar Lending Office
                           One Wall Street, 22nd Floor
                           New York, New York   10286
                           Attn: Larry Geter
                           Telecopy No.: (212) 635-6740


                           Commitment:  $35,000,000.00


FACILITY B

                           BANQUE NATIONALE DE PARIS,
                           HOUSTON AGENCY





                           By:
                              ---------------------------------------
                           Name: John L. Stacy
                           Title: Vice President

                           333 Clay Street, Suite 3400
                           Houston, Texas  77002

                           Telecopy No.:  (713) 659-1414

                           Domestic Lending Office
                           Banque Nationale De Paris, Houston Agency
                           333 Clay Street, Suite 3400
                           Houston, Texas  77002
                           Attn: Donna Rose
                           Telecopy No.: (713) 659-1414

                           Eurodollar Lending Office
                           Banque Nationale De Paris, Houston Agency
                           333 Clay Street, Suite 3400
                           Houston, Texas  77002
                           Attn: Donna Rose
                           Telecopy No.: (713) 659-1414




                           Commitment:  $21,000,000.00


FACILITY B

                           THE BANK OF TOKYO-MITSUBISHI, LTD.,
                           HOUSTON AGENCY



                           By:
                              ---------------------------------------
                           Name:
                           Title:

                           1100 Louisiana Street, Suite 2800
                           Houston, Texas  77002-5216

                           Telecopy No.:  (713) 658-0116

                           Domestic Lending Office
                           The Bank of Tokyo-Mitsubishi, Ltd., Houston Agency 1100 Louisiana Street, Suite 2800
                           Houston, Texas  77002-5216
                           Attn: David L. Denbina, P.E.
                           Telecopy No.: (713) 658-0116

                           Eurodollar Lending Office
                           The Bank of Tokyo-Mitsubishi, Ltd., Houston Agency 1100 Louisiana Street, Suite 2800
                           Houston, Texas  77002-5216
                           Attn: David L. Denbina, P.E.
                           Telecopy No.: (713) 658-0116


                           Commitment:  $35,000,000.00


FACILITY B

                           CIBC, INC.



                           By:
                              ---------------------------------------
                           Name:Robin W. Elliott
                           Title:Authorized Signatory

                           Two Paces West
                           2727 Paces Ferry Road, Suite 1200
                           Atlanta, Georgia  30339

                           Telecopy No.:  (404) 319-4950

                           Domestic Lending Office
                           CIBC, Inc.
                           Two Paces West
                           2727 Paces Ferry Road, Suite 1200
                           Atlanta, Georgia  30339
                           Attn: Kelli Jones
                           Telecopy No.: (770) 319-4817

                           Eurodollar Lending Office
                           CIBC, Inc.
                           Two Paces West
                           2727 Paces Ferry Road, Suite 1200
                           Atlanta, Georgia  30339
                           Attn: Kelli Jones
                           Telecopy No.: (770) 319-4817




                           Commitment:  $35,000,000.00


FACILITY B

                           CITIBANK, N.A.



                           By:
                              ---------------------------------------
                           Name:
                           Title:

                           400 Perimeter Center Terrace
                           Suite 600
                           Atlanta, Georgia 30346

                           Telecopy No.: (770) 668-8137

                           Domestic Lending Office
                           Citibank, N.A.
                           1 Court Square, 7th Floor
                           Long Island City, New York 11120


                           Eurodollar Lending Office
                           Citibank, N.A.
                           1 Court Square, 7th Floor
                           Long Island City, New York 11120




                           Commitment:  $59,500,000.00


FACILITY B

                           COMMERZBANK AKTIENGESELLSCHAFT,
                           ATLANTA AGENCY



                           By:
                              ---------------------------------------
                           Name:
                           Title:




                           By:
                              ---------------------------------------
                           Name:
                           Title:

                           Promenade Two, Suite 3500
                           1230 Peachtree Street, N.E.
                           Atlanta, Georgia  30309

                           Telecopy No.:  (404) 888-6539

                           Domestic Lending Office
                           Commerzbank Aktiengesellschaft, Atlanta Agency Promenade Two, Suite 3500
                           1230 Peachtree Street, N.E.
                           Atlanta, Georgia  30309
                           Attn: David Suttles - AVP
                           Telecopy No.: (404) 888-6539

                           Eurodollar Lending Office
                           Commerzbank Aktiengesellschaft, Atlanta Agency Promenade Two, Suite 3500
                           1230 Peachtree Street, N.E.
                           Atlanta, Georgia  30309
                           Attn: David Suttles - AVP
                           Telecopy No.:  (404) 888-6539



                           Commitment:  $14,000,000.00


FACILITY B

                           CREDIT LYONNAIS NEW YORK BRANCH


                           By:
                              ---------------------------------------
                           Name:
                           Title:

                           1301 Avenue of the Americas
                           New York, New York  10019

                           Telecopy No.:  (212) 954-3312

                           Domestic Lending Office
                           Credit Lyonnais New York Branch
                           1301 Avenue of the Americas
                           New York, New York  10019
                           Telecopy No.:  (212) 954-3312

                           Eurodollar Lending Office
                           Credit Lyonnais New York Branch
                           1301 Avenue of the Americas
                           New York, New York  10019
                           Telecopy No.:  (212) 954-3312



                           Commitment:  $14,000,000.00

                           with notices to:
                           Credit Lyonnais
                           Dallas Representative Office
                           2200 Ross Avenue, Suite 4400W
                           Dallas, Texas  75201

FACILITY B

                           THE FUJI BANK, LIMITED



                           By:
                              ---------------------------------------
                           Name:
                           Title:

                           One Houston Center
                           1221 McKinney, Suite 4100
                           Houston, Texas  77010

                           Telecopy No.:  (713) 759-0048

                           Domestic Lending Office
                           The Fuji Bank, Limited
                           One Houston Center
                           1221 McKinney, Suite 4100
                           Houston, Texas  77010
                           Attn: Frances Flores
                           Telecopy No.:  (713) 951-0590

                           Eurodollar Lending Office
                           The Fuji Bank, Limited
                           One Houston Center
                           1221 McKinney, Suite 4100
                           Houston, Texas  77010
                           Attn: Frances Flores
                           Telecopy No.:  (713) 951-0590



                           Commitment:  $14,000,000.00


FACILITY B

                           ISTITUTO BANCARIO SAN PAOLO DI
                           TORINO SPA



                           By:
                              ---------------------------------------
                           Name: William J. De Angelo
                           Title: First Vice President



                           By:
                              ---------------------------------------
                           Name: Robert S. Wurster
                           Title: First Vice President

                           245 Park Avenue, 35th Floor
                           New York, New York  10167

                           Telecopy No.:  (212) 599-5303

                           Domestic Lending Office
                           Istituto Bancario San Paolo Di Torino S.P.A.
                           245 Park Avenue, 35th Floor
                           New York, New York  10167
                           Attn: Robert Wurster
                           Telecopy No.:  (212) 599-5303

                           Eurodollar Lending Office
                           Istituto Bancario San Paolo Di Torino S.P.A.
                           245 Park Avenue, 35th Floor
                           New York, New York  10167
                           Attn: Robert Wurster
                           Telecopy No.:  (212) 599-5303



                           Commitment:  $14,000,000.00


FACILITY B

                           NATIONSBANK  N.A.



                           By:
                              ---------------------------------------
                           Name:
                           Title:


                           700 Louisiana, 8th Floor
                           Houston, Texas  77002

                           Telecopy No.:  (713) 247-5719

                           Domestic Lending Office
                           NationsBank N.A.
                           101 North Tryon Street
                           Charlotte, NC 28255
                           Attn: Kerri Thompson
                           Telecopy No.: (704) 386-8694

                           Eurodollar Lending Office
                           NationsBank N.A.
                           101 North Tryon Street
                           Charlotte, NC 28255
                           Attn: Kerri Thompson
                           Telecopy No.: (704) 386-8694



                           Commitment:  $59,500,000.00


FACILITY B

                           ROYAL BANK OF CANADA



                           By:
                              ---------------------------------------
                           Name:
                           Title:

                           12450 Greenspoint Drive, Suite 1450
                           Houston, Texas 77060

                           Telecopy No.:  (281) 874-0081

                           Domestic Lending Office
                           Royal Bank of Canada
                           c/o New York Branch
                           Financial Square, 32 Old Slip
                           New York, New York   10005
                           Telecopy No.: (212) 428-2372

                           Eurodollar Lending Office
                           Royal Bank of Canada
                           c/o New York Branch
                           Financial Square, 32 Old Slip
                           New York, New York   10005
                           Telecopy No.: (212) 428-2372



                           Commitment:  $59,500,000.00


FACILITY B

                           SOCIETE GENERALE, SOUTHWEST AGENCY



                           By:
                              ---------------------------------------
                           Name:
                           Title:

                           2001 Ross Avenue, Suite 4800
                           Dallas, Texas  75201

                           Telecopy No.:  (214) 754-0171

                           Domestic Lending Office
                           Societe Generale, Southwest Agency
                           2001 Ross Avenue, Suite 4800
                           Dallas, Texas  75201
                           Telecopy:  (214) 754-0171

                           Eurodollar Lending Office
                           Societe Generale, Southwest Agency
                           2001 Ross Avenue, Suite 4800
                           Dallas, Texas  75201
                           Telecopy:  (214) 754-0171



                           Commitment:  $59,500,000.00


FACILITY B

                           SUNTRUST BANK, ATLANTA



                           By:
                              ---------------------------------------
                           Name:
                           Title:



                           By:
                              ---------------------------------------
                           Name:
                           Title:

                           Center 120
                           25 Park Place, NE
                           Atlanta, Georgia  30303

                           Telecopy No.:  (404) 827-6270

                           Domestic Lending Office
                           Suntrust Bank, Atlanta
                           Center 120
                           25 Park Place, NE
                           Atlanta, Georgia  30303
                           Telecopy:  (404) 827-6270

                           Eurodollar Lending Office
                           Suntrust Bank, Atlanta
                           Center 120
                           25 Park Place, NE
                           Atlanta, Georgia  30303
                           Telecopy:  (404) 827-6270



                           Commitment:  $35,000,000.00


FACILITY B

                           TEXAS COMMERCE BANK
                           NATIONAL ASSOCIATION



                           By:
                              ---------------------------------------
                           Name: Jan Danvers
                           Title: Senior Vice President


                           712 Main Street
                           5TCB-E 78
                           Houston, Texas 77002

                           Telecopy No.:  (713) 216-7500

                           Domestic Lending Office
                           Texas Commerce Bank National Association
                           712 Main Street
                           Houston, Texas 77002
                           Attn: Gloria Aguilar
                           Telecopy No.: (713) 216-7500

                           Eurodollar Lending Office
                           Texas Commerce Bank National Association
                           712 Main Street
                           Houston, Texas 77002
                           Attn: Gloria Aguilar
                           Telecopy No.: (713) 216-7500



                           Commitment: $70,000,000.00


FACILITY B

                           UNION BANK OF SWITZERLAND



                           By:
                              ---------------------------------------
                           Name:
                           Title:



                           By:
                              ---------------------------------------
                           Name:
                           Title:

                           299 Park Avenue
                           New York, New York  10171
                           Telecopy No.:  (212) 821-5534

                           Domestic Lending Office
                           Union Bank of Switzerland
                           299 Park Avenue
                           New York, New York  10171
                           Telecopy:  (212) 821-5534

                           Eurodollar Lending Office
                           Union Bank of Switzerland
                           299 Park Avenue
                           New York, New York  10171
                           Telecopy:  (212) 821-5534



                           Commitment:  $59,500,000.00


FACILITY B

                           WESTPAC BANKING CORPORATION



                           By:
                              ---------------------------------------
                           Name: Craig Jones
                           Title: Vice President

                           575 Fifth Avenue
                           New York, New York   10017

                           Telecopy No.:  (212) 551-1995

                           Domestic Lending Office
                           Westpac Banking Corporation
                           575 Fifth Avenue
                           New York, New York   10017
                           Attn: Craig Jones
                           Telecopy No.:  (212) 551-1995

                           Eurodollar Lending Office
                           Westpac Banking Corporation
                           575 Fifth Avenue
                           New York, New York   10017
                           Attn: Craig Jones
                           Telecopy No.:  (212) 551-1995




                           Commitment:  $21,000,000.00


FACILITY B